Exhibit 4.75

PETROBRAS GLOBAL FINANCE B.V.

Company

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

Guarantor

THE BANK OF NEW YORK MELLON

Trustee, Paying Agent, Security Registrar and Transfer Agent

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH

Luxembourg Paying Agent

INDENTURE

Dated as of September 18, 2019

5.093% Global Notes due 2030

Petrobras Global Finance B.V.

Certain Sections of this Indenture relating to Sections 3.10 through 3.18, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
Section 3.10(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08
6.10
Section 3.11(a)	6.13
(b)	6.13
Section 3.12(a)	7.01
7.02
(b)	7.02
(c)	7.02
Section 3.13(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
Section 3.14(a)	7.04
(a)(4)	1.01
10.05
(b)	Not Applicable
(c)(l)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
Section 3.15(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
Section 3.16(a)	1.01
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
5.08
(c)	1.04
Section 3.17(a)(l)	5.03
(a)(2)	5.04
Section 3.18(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

Table of Contents

Page

Article One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

i

Exhibit A	Form of Restricted Global Note
Exhibit B	Form of Regulation S Global Note
Exhibit C	Form of Guaranty

Annex A	Regulation S Certificate
Annex B	Restricted Securities Certificate
Annex C	Unrestricted Securities Certificate

INDENTURE, dated as of September 18, 2019, by and among PETROBRAS GLOBAL FINANCE B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Company”), having its corporate seat at Rotterdam, The Netherlands and its principal office at Weena 762, 3014 DA Rotterdam, The Netherlands, PETRÓLEO BRASILEIRO S.A. – Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of the Federative Republic of Brazil (“Brazil”), having its principal office at Avenida República do Chile, 65, 20035-900 Rio de Janeiro – RJ, Brazil (“Petrobras”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee hereunder (herein called the “Trustee”), paying agent, security registrar and transfer agent, and THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Luxembourg paying agent (herein called the “Luxembourg Agent”).

RECITALS

The Company is a wholly-owned indirect subsidiary of Petrobras and has duly authorized the execution and delivery of this Indenture to provide for the issuance on the date hereof of U.S.$4,115,281,000 in aggregate principal amount of its 5.093% Global Notes due 2030 (the “Original Securities”), having the terms and conditions contemplated in (i) the offering memorandum, dated September 9, 2019 (the “Offering Memorandum”), relating to the Company’s offer to exchange any and all of its 4.375% Global Notes due May 2023, 6.250% Global Notes due March 2024, 5.299% Global Notes due January 2025, 8.750% Global Notes due May 2026, 7.375% Global Notes due January 2027, 5.999% Global Notes due January 2028 and 5.750% Global Notes due February 2029 for Original Securities. This Indenture also provides for the issuance of (i) Exchange Securities to be issued in exchange for the Original Securities or any Add On Notes pursuant to an applicable Registration Rights Agreement and (ii) Add On Notes that may be issued from time to time (together with the Original Securities and any Exchange Securities, the “Securities”).

As contemplated in the Offering Memorandum, Petrobras and the Trustee intend, in connection with the issuance of the Securities, to enter into a guaranty, dated as of the date hereof in the form attached as Exhibit C hereto (the “Guaranty”), to provide for an unconditional and irrevocable guaranty of the Securities by Petrobras.

All things necessary to make this Indenture a valid agreement of the Company and Petrobras, in accordance with its terms, have been done.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

Article One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01        Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)              the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)               all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)               all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are consistent with IFRS at the date of such computation; and

(4)               Unless the context otherwise requires, any reference to an “Article,” a “Section” or an “Annex” refers to an Article, a Section or an Annex, as the case may be, of this Indenture; and

(5)               the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning set forth in Section 1.04.

“Additional Amounts” has the meaning set forth in Section 10.10.

“Add On Notes” has the meaning set forth in Section 3.12.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 3.05(1).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of any depository for such Security, DTC, the Euroclear system and Clearstream, Luxembourg, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

“Authorization,” with respect to any creation or issuance of Securities by the Company and any actions taken by the Company in connection with such issuance, means the authorization of such issuance and actions by the Board of Directors or any other corporate body of the Company required pursuant to the Company’s organizational documents and Dutch law to authorize such issuance and actions.

“Authorized Representative” means a managing director A and a managing director B of the Company, acting jointly, any person duly authorized by the Company to represent the Company in accordance with the articles of association of the Company and any other person duly authorized by the Company pursuant to a power of attorney with specific powers to perform such act on behalf of the Company provided, however, that such power of attorney is granted in a legal and valid manner pursuant to the Company’s articles of association, and provided further that the Company may only appoint attorneys-in-fact who, in the judgment of the Company, have positions and responsibilities compatible with the powers granted.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“Board of Directors,” when used with reference to the Company, means the board of directors of the Company or any committee of that board duly authorized to act for such board hereunder.

“Board Resolution” means, when used with reference to the Company, a copy of a resolution certified by any managing director of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and in each case delivered to the Trustee.

“Brazil” has the meaning set forth in the preamble of this Indenture.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means The Bank of New York Mellon SA/NV, Luxembourg Branch, as it is subject to Bail-in Powers.

“Business Day” means a day, other than a Saturday or Sunday, that (a) in the Place of Payment (or in any of the Places of Payment, if more than one) in which amounts are payable and (b) in the city in which the Corporate Trust Office is located, is not a day on which banking institutions are authorized or required by law or regulation to close (and for purposes of the sending of notices only, is not a day on which banking institutions in The Netherlands are authorized or required by law or regulation to close).

“Certificated Securities” has the meaning set forth in Section 3.05(1).

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg, and its successors.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument the United States Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street, 7E, New York, New York 10286, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth in Section 14.03.

“Default” means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default if not cured or remedied.

“Default Rate” has the meaning set forth in Section 3.07.

“Defaulted Interest” has the meaning set forth in Section 3.07.

“Defeasance” has the meaning set forth in Section 14.02.

“Denomination Currency” has the meaning set forth in Section 10.13.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, DTC until a successor Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Depositary shall mean or include each Person who is then a Depositary hereunder.

“Directors’ Certificate” means a certificate of a managing director A and a managing director B of the Company. For the purposes of Section 10.05, a managing director A and a managing director B of the Company shall satisfy the requirements of Section 314(a)(4) of the Trust Indenture Act.

“DTC” means The Depository Trust Company or its nominee, and its successors.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Euroclear” means Euroclear Bank S.A./N.V., a bank organized under the laws of the Kingdom of Belgium, as operator of the Euroclear system (or any successor securities clearing system).

“Event of Default” has the meaning set forth in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Exchange Offer” means an offer by the Company to exchange Original Securities or Add On Notes for substantially identical Exchange Securities (except that such Exchange Securities will not contain terms with respect to additional interest payments or legends reflecting transfer restrictions) pursuant to a Resale Registration Statement in accordance with any applicable Registration Rights Agreement.

“Exchange Security” means any Security issued by the Company (i) pursuant to an Exchange Offer, (ii) upon the registration of transfer of a Security registered for resale on a Resale Registration Statement or (iii) upon the transfer of, or in exchange for, Securities that are Exchange Securities.

“Expiration Date” has the meaning set forth in Section 1.04.

“Global Security” means any Security issued in the form set forth in Section 2.02 or established pursuant to Section 2.01 which is registered in the Security Register in the name of a Depositary and bears the legend set forth in Section 2.03.

“Guarantee” means an obligation of a person to pay the Indebtedness of another person including, without limitation:

(1)               an obligation to pay or purchase such Indebtedness;

(2)              an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness;

(3)               an indemnity against the consequences of a default in the payment of such Indebtedness; or

(4)               any other agreement to be responsible for such Indebtedness.

“Guaranty” has the meaning set forth in the second paragraph of the recitals of this Indenture.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any Guarantee) for payment on or the repayment of money which has been borrowed or raised (including money raised by acceptance and all leases which, under IFRS, would be a capital lease obligation).

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Interest Payment Date” has the meaning set forth in Section 3.01.

“Investment Company Act” means the United States Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Judgment Currency” has the meaning set forth in Section 10.13.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable Law.

“Majority Holders” means the holders of more than 50% in aggregate principal amount of the Securities then Outstanding at any time.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets, property, condition (financial or otherwise) of the Company or its Subsidiaries, taken as a whole, the validity or enforceability of this Indenture, or (iii) the ability of the Company to perform its obligations under this Indenture, or the material rights of or benefits available to the Holders or the Trustee, as representative of the Holders under this Indenture.

“Material Subsidiary” means a Subsidiary of Petrobras which, on any given date of determination, accounts for more than 15% of Petrobras’s total consolidated assets (as set forth on Petrobras’s most recent balance sheet prepared in accordance with IFRS).

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“New Issue Offering Memorandum” has the meaning set forth in the first paragraph of the recitals of this Indenture.

“Notice of Default” means a written notice of the kind set forth in Section 5.01(3).

“Offering Memorandum” has the meaning set forth in the first paragraph of the recitals of this Indenture.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.

“Order” means a written request or order signed in the name of the Company by an Authorized Representative, in each case delivered to the Trustee.

“Original Issue Date” means September 18, 2019.

“Original Securities” has the meaning set forth in the first paragraph of the recitals of this Indenture.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)               Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2)               Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made;

(3)              Securities as to which Defeasance has been effected pursuant to Section 14.02; and

(4)               Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on its behalf, which at the date of this Indenture includes the Trustee.

“Payment Account” has the meaning set forth in Section 3.13.

“Permitted Lien” means any:

(a)	Lien arising by operation of law, such as merchants’, maritime or other similar Liens arising in the Company’s ordinary course of business or that of any Subsidiary or Lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b)	Lien arising from the Company’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with the Company’s past practice;

(c)	Lien arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d)	Lien granted upon or with respect to any assets hereafter acquired by the Company or any Subsidiary to secure the acquisition costs of those assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any Lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured does not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of those assets, as the case may be;

(e)	Lien granted in connection with Indebtedness of a Wholly-Owned Subsidiary owing to the Company or another Wholly-Owned Subsidiary;

(f)	Lien existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Company or any Subsidiary, so long as the Lien is not created in anticipation of that acquisition;

(g)	Lien existing as of the date of the original issuance of the Securities;

(h)	Lien resulting from this Indenture or the Guaranty, if any;

(i)	Lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by the Company, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on those securities for a period of up to 24 months as required by any rating agency as a condition to the rating agency rating those securities as investment grade;

(j)	Lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (a) through (i) above (but not clause (c)), so long as the Lien does not extend to any other property, the principal amount of the Indebtedness secured by the Lien is not increased, and in the case of clauses (a), (b) and (f), the obligees meet the requirements of the applicable clause; and

(k)	Lien in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 20% of the Company’s consolidated total assets (as determined in accordance with IFRS) at any date as at which the Company’s balance sheet is prepared and published in accordance with applicable Law.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other entity or any government or any agency or political subdivision thereof.

“Petrobras” has the meaning set forth in the first paragraph of the preamble of this Indenture.

“Place of Payment,” when used with respect to the Securities, means the place or places where the principal of and any premium and interest on the Securities are payable.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Purchase Agreement” means any Purchase Agreement entered into to issue Securities under this Indenture.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC and Morgan Stanley & Co. LLC or their respective affiliates, which are primary United States government securities dealers, and two other leading primary United States government securities dealers in New York City reasonably designated by the Company in writing; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such Redemption Date.

“Registered Security,” means any Security issued in registered form that is registered in the Security Register. Registered Securities shall include Global Securities and Certificated Securities.

“Registration Rights Agreement” means an agreement entered into by the Company contemplating the registration under the Securities Act of Original Securities or Add On Notes issued under this Indenture subsequent to the initial date of issuance of such Original Securities or Add On Notes.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities means one Business Day prior to any Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Certificate” means a certificate substantially in the form set forth in Annex A.

“Regulation S Global Security” has the meaning set forth in Section 2.01.

“Regulation S Legend” has the meaning set forth in Section 2.02.

“Regulation S Securities” means all Original Securities or Add On Notes required pursuant to Section 3.05(3) to bear a Regulation S Legend. Such term includes a Regulation S Global Security.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

“Reorganization” means the conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person that guarantees the Company’s obligations under this Indenture and the Securities in accordance with Section 8.01.

“Resale Registration Statement” shall mean a registration statement under the Securities Act registering the Securities for resale pursuant to the terms of any Registration Rights Agreement.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department (or similar group) of the Trustee, with direct responsibility for the administration of this Indenture, and any officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Global Security” means any Global Security required pursuant to Section 3.05(3) to bear a Restricted Securities Legend.

“Restricted Period” means, with respect to any Regulation S Securities, the period of 41 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of such Securities pursuant to a Purchase Agreement occurs.

“Restricted Security” means all Original Securities or Add On Notes required pursuant to Section 3.05(3) to bear a Restricted Securities Legend. Such term includes a Restricted Global Security.

“Restricted Securities Certificate” means a certificate substantially in the form set forth in Annex B.

“Restricted Securities Legend” has the meaning set forth in Section 2.02.

“Rule l44A” means Rule l44A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Securities” means all Original Securities or Add On Notes initially distributed in connection with the offering of such Original Securities or Add On Notes by the purchasers thereof in reliance upon Rule 144A.

“SEC Registered Securities” means the Exchange Securities and all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities.

“Securities” has the meaning set forth in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. All references herein to any Securities shall be deemed to include the rights of the Holder thereof under the Guaranty, which are an integral part of such Securities.

“Securities Act” means the United States Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.05.

“Shelf Registration Statement” has the meaning set forth in Section 3.05.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, as to any Person, a corporation, company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or similar governing body) of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Indenture shall refer to a Subsidiary or Subsidiaries of Petrobras.

“Successor Company” has the meaning set forth in Section 8.01.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Taxing Jurisdictions” has the meaning set forth in Section 10.10.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed (except as provided in Section 9.05); provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“United States” means the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“Unrestricted Securities Certificate” means a certificate substantially in the form set forth in Annex C.

“U.S. Person” shall have the meaning ascribed to such term in Rule 902 of Regulation S.

“U.S. Government Obligations” has the meaning set forth in Section 14.04.

“Wholly-Owned Subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by the terms thereof ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of such person is at the time owned or controlled directly or indirectly by such corporate entity, by one or more Wholly-Owned Subsidiaries of such corporate entity or by such corporate entity and one or more Wholly-Owned Subsidiaries thereof.

Section 1.02        Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act with respect to compliance with conditions precedent provided for in this Indenture. Each such certificate or opinion shall be given in the form of a Directors’ Certificate, if to be given by an Authorized Representative, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture, except that in the event of any such application or request as to which the furnishing of such documents is specifically required by any provisions of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion, whether required to be provided pursuant to this Section 1.02 or elsewhere, with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)               a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)               a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)               a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03        Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Representative, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such managing directors know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Representative, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04        Acts of Holders of Securities; Record Dates.

(1)               Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument or instruments or so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 13.06.

(2)               The fact and date of the execution by any Person of any instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(3)               The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, or their duly designated proxies, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders, or duly designated proxies, of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders, or their duly designated proxies, of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(2) or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, or their duly designated proxies, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders, or their duly designated proxies, of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders, or their duly designated proxies, of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Company, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party or parties hereto in writing, and to each Holder in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date and, if an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party or parties hereto which set such record date shall be deemed to have designated the 180th day after such record date as the Expiration Date with respect thereto.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents or proxies each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(4)               The principal amount and serial numbers of Global Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(5)               Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(6)               The provisions of this Section 1.04 are subject to the provisions of Section 13.05.

Section 1.05        Notices, Etc., to Trustee, the Company and Petrobras.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders of Securities or other document provided for or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)               the Trustee by any Holder of Securities, the Company or Petrobras shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or sent by facsimile and confirmed in writing) to or with the Trustee at its Corporate Trust Office, Attention: Institutional Trust Services,

(2)               the Company by the Trustee, Petrobras or any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed (or sent by facsimile and confirmed in writing) international air mail postage prepaid and addressed to its principal office specified in the first paragraph of this instrument to the attention of its Board of Directors, or at any other address previously furnished in writing to the Trustee by the Company, or

(3)               Petrobras by the Trustee, the Company or any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed (or sent by facsimile and confirmed in writing) international air mail postage prepaid and addressed to its principal office specified in the first paragraph of this instrument to the attention of its Board of Directors, or at any other address previously furnished in writing to the Trustee by Petrobras.

Section 1.06        Notice to Holders of Securities; Waiver.

For so long as Securities in global form are outstanding, notices to be given to Holders shall be given to the Trustee in accordance with its applicable policies in effect from time to time. If Securities are issued in individual definitive form, notices to be given to Holders shall be deemed to have been given upon the mailing by first class mail of such notices to Holders at their registered addresses as they appear in the Security Register.

From and after the date the Securities are admitted to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF Market of the Luxembourg Stock Exchange and so long as it is required by the rules of such exchange, all notices to Holders shall be published in English:

(1)	in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort);

(2)	if such Luxembourg publication in not practicable, in one other leading English language newspaper being published on each day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions; or

(3)	on the website of the Luxembourg Stock Exchange, www.bourse.lu (or any successor website).

Notices shall be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the first such publication. In addition, notices shall be mailed to Holders at their registered addresses as they appear in the Security Register.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Securities by mail, then such notification as shall be given with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to any Holder of an interest in a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), according to the Applicable Procedures of such Depositary, if any, prescribed for the giving of such notice.

The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission; provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person delivering the email or the fax in which the instructions or direction, are contained is, in fact, authorized to deliver such email or facsimile is authorized to do so does not constitute negligence or willful misconduct.

Section 1.07        Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

Section 1.08        Conflict with Trust Indenture Act.

This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of such Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.09        Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10        Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11        Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12        Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13        Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.14        Saturday, Sundays and Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last day on which Holders have the right to convert or exchange their Securities shall not be a Business Day at any Place of Payment or place of conversion or exchange, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) or conversion or exchange need not be made at such Place of Payment or place of conversion or exchange on such date, but may be made on the next succeeding Business Day at such Place of Payment or place of conversion or exchange with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or on such last day for conversion or exchange.

Section 1.15        Appointment of Agent for Service; Submission to Jurisdiction; Waiver of Immunity.

By the execution and delivery of this Indenture, each of the Company and Petrobras hereby appoints Petrobras America Inc. as its agent upon which process may be served in any legal action or proceeding which may be instituted in any Federal court in the Borough of Manhattan, the City of New York, State of New York, arising out of or relating to the Securities or this Indenture, or, with respect to Petrobras, the Guaranties, but for that purpose only. Service of process upon such agent at 10350 Richmond Ave., Suite 1400, Houston, TX 77042, and written notice of said service to the Company or Petrobras, as applicable, by the Person servicing the same addressed as provided by Section 1.05, shall be deemed in every respect effective service of process upon the Company or Petrobras, as applicable, in any such legal action or proceeding. Each of the Company and Petrobras will take any and all action necessary to continue such designation in full force and effect and to advise the Trustee of any change of address of such agent; should such agent become unavailable for this purpose for any reason, the Company or Petrobras, as applicable, will promptly and irrevocably designate a new agent in the United States, which will agree to act as such for powers and for the purposes set forth in this Section 1.15. Each of the Company and Petrobras hereby (i) irrevocably submits to the nonexclusive jurisdiction of any Federal court in the Borough of Manhattan, the City of New York, State of New York in which any such legal action or proceeding is so instituted, and any appellate court from any thereof, (ii) to the extent it may effectively do so, irrevocably and unconditionally waives any objection which it may have now or hereafter to the laying of the venue of any such legal action or proceeding and (iii) to the extent either or both of the Company or Petrobras has or hereafter may acquire any immunity from jurisdiction of any such court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each of the Company and Petrobras hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities and, with respect to Petrobras, the Guaranties, to the fullest extent permitted by law. Such appointment shall be irrevocable so long as the Holders of Securities shall have any rights pursuant to the terms thereof or of this Indenture or the Guaranties until the appointment of a successor by the Company or Petrobras, as the case may be, with written notice thereof to the Trustee and such successor’s acceptance of such appointment. Each of the Company and Petrobras further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor.

Section 1.16        Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

Article Two

SECURITY FORMS

Section 2.01        Forms Generally.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A and Exhibit B hereto, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary or as may, consistently herewith, be determined by an Authorized Representative executing such Securities pursuant to this Indenture, as evidenced by its execution thereof.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the managing directors executing such Securities, as evidenced by their execution of such Securities.

Upon their original issuance, any Rule 144A Securities and any Regulation S Securities shall be issued in the form of separate Global Securities. The Global Securities representing Rule 144A Securities, together with their Successor Securities which are Global Securities other than Regulation S Global Securities and SEC Registered Securities, are collectively herein called the “Restricted Global Securities”. The Global Securities representing Regulation S Securities, together with their Successor Securities which are Global Securities other than Restricted Global Securities and SEC Registered Securities, are collectively herein called the “Regulation S Global Securities”.

Section 2.02        Form of Global Security.

Original Securities and Add On Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities substantially in the form of Exhibit B hereto, with such applicable legends as are provided herein and in Exhibit B hereto, except as otherwise permitted herein, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, Luxembourg, duly executed by the Company and authenticated by the Trustee (or an Authenticating Agent appointed by the Trustee in accordance with Section 6.14) as provided herein.

Original Securities and Add On Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities substantially in the form of Exhibit A hereto, with such applicable legends as are provided herein and in Exhibit A hereto, except as otherwise permitted herein, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary, as the case may be, duly executed by the Company and authenticated by the Trustee (or an Authenticating Agent appointed by the Trustee in accordance with Section 6.14) as hereinafter provided.

The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made by the Security Registrar on the “Schedule of Increases and Decreases in Global Note” to such Global Security and recorded in the Security Register, as hereinafter provided.

Every Restricted Security authenticated and delivered hereunder shall bear a legend in substantially the following form (the “Restricted Securities Legend”), unless otherwise permitted hereunder:

“THIS GLOBAL NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, AGREES THAT THIS GLOBAL NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO PETROBRAS GLOBAL FINANCE B.V., (2) SO LONG AS THIS GLOBAL NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS GLOBAL NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS GLOBAL NOTE ONLY WITH THE CONSENT OF PETROBRAS GLOBAL FINANCE B.V.”

Every Regulation S Security authenticated and delivered hereunder shall bear a legend in substantially the following form (the “Regulation S Legend”), unless otherwise permitted hereunder:

“THIS GLOBAL NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, AGREES THAT NEITHER THIS GLOBAL NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.”

Section 2.03        Form of Legend for Global Securities.

Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

“THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

Section 2.04        Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within mentioned Indenture.

Dated:

The Bank of New York Mellon As Trustee

By:
Authorized Officer

Section 2.05        The Guaranty.

(a)       The Guaranty shall be in the form attached as Exhibit C hereto, except as it may be amended or supplemented to provide for a Guarantee by Petrobras of any obligations with respect to any Add On Notes. The Trustee is hereby authorized and directed to acknowledge the Guaranty and to perform all of its duties and obligations thereunder.

(b)       The Trustee shall enforce the provisions of the Guaranty against Petrobras in accordance with the terms thereof and the terms of this Indenture, and Petrobras, by execution of this Indenture, and by so agreeing to become a party to this Indenture, agrees that each Holder shall have direct rights under the Guaranty as if it were a party thereto.

(c)       Petrobras hereby (i) acknowledges and agrees to be bound by the provisions of Section 1.08 and (ii) confirms that (A) its obligations under the Guaranty shall be issued pursuant to this Indenture and (B) it intends for the Holders, in addition to those rights under the Guaranty as provided therein, to be entitled to the benefits of this Indenture with respect to their rights against Petrobras under the Guaranty.

(d)       For the avoidance of doubt, the Company’s obligations to pay any indemnity with respect to taxes, including the obligation to pay Additional Amounts pursuant to Section 10.10, shall extend to any payments made by Petrobras pursuant to the Guaranty.

Article Three

THE SECURITIES

Section 3.01        The Securities.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited but only one series of Securities may be issued hereunder.

The Original Securities, any Add On Notes and any Exchange Securities shall constitute one series for all purposes under this Indenture, including without limitation, amendments, waivers or redemptions.

The Securities shall have the title “5.093% Global Notes due 2030”.

The aggregate principal amount of the Original Securities that may be authenticated and delivered under this Indenture shall be U.S.$4,115,281,000.

The Securities (including any additional Add On Notes) shall be general senior unsecured and unsubordinated obligations of the Company and shall at all times rank pari passu among themselves and at least equal in right of payment with all of the Company’s other present and future unsecured and unsubordinated obligations from time to time outstanding that are not, by their terms, expressly subordinated in right of payment to the Securities (other than obligations preferred by statute or by operation of law).

The entire outstanding principal of the Securities shall be payable in a single installment on January 15, 2030. No payments in respect of the principal of the Securities shall be paid prior to the Stated Maturity except in the case of the occurrence of an Event of Default and acceleration of the aggregate outstanding principal amount of the Securities or upon redemption prior to the Stated Maturity pursuant to Sections 11.08 or 11.09.

Interest shall accrue on the Securities at the rate of 5.093% per annum until all required amounts due in respect of the Securities have been paid. All interest shall be paid by the Company to the Trustee and distributed by the Trustee in accordance with this Indenture semi-annually in arrears on January 15 and July 15 of each year during which any portion of the Securities shall be Outstanding (each, an “Interest Payment Date”), commencing on January 15, 2020, and will initially accrue from and including the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid. Interest shall be paid to the Person in whose name a Security is registered at the close of business on the preceding Regular Record Date (which shall mean, with respect to any payment to be made on an Interest Payment Date, the Business Day preceding the relevant Interest Payment Date).

The Securities shall not be convertible into, or exchangeable for, any other securities.

Section 3.02        Denominations.

The Securities shall be issuable in minimum denominations of U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof, and shall be transferable in integral multiples of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Section 3.03        Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any Authorized Representative. The signature of any such Authorized Representative may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time a proper Authorized Representative shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such positions prior to the authentication and delivery of such Securities or did not hold such positions at the date of such Securities.

Pursuant to an Order, the Company shall execute and the Trustee shall authenticate (a) Original Securities for original issue on the date hereof in an aggregate principal amount of U.S.$4,115,281,000, (b) Add On Notes subject to compliance at the time of issuance of such Add On Notes with the provisions of this Indenture and (c) Exchange Securities to be issued in exchange for Original Securities or Add On Notes, as the case may be, pursuant to any applicable Registration Rights Agreement. The aggregate principal amount of Securities outstanding shall not exceed the amount of Securities so executed and authenticated except as provided in Section 3.06.

In authenticating the Securities, and accepting the additional responsibilities under this Indenture in relation to the Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and Directors’ Certificate stating,

(1)               that such forms or terms have been established in conformity with the provisions of this Indenture; and

(2)               that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised in writing by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability based upon the written advice of counsel.

The Trustee shall not be required to authenticate the Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the foregoing provisions of this Section 3.03, if all Securities are not to be originally issued at one time, it shall not be necessary to deliver the Directors’ Certificate and/or Order and Opinion of Counsel otherwise required pursuant to such provisions at or prior to the time of authentication of each Security if such documents are delivered at or prior to the authentication upon original issuance of the first Security to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04        Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the managing directors executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities, of any authorized denominations and of a like aggregate principal amount and tenor.

Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

Section 3.05        Registration, Registration of Transfer and Exchange.

(1)               The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided. Such Security Register shall distinguish between (i) Original Securities and Add On Notes and (ii) Exchange Securities.

Except as otherwise provided in this Section 3.05(1), upon surrender for registration of transfer of a Registered Security at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities, of any authorized denominations and of like tenor and aggregate principal amount.

Subject to Section 3.05(2), at the option of the Holder, Registered Securities may be exchanged for other Registered Securities, of any authorized denominations and of a like tenor and aggregate principal amount upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

In the event that the Company delivers to the Trustee a copy of a Directors’ Certificate certifying that a registration statement under the Securities Act with respect to an Exchange Offer has been declared effective by the Commission and that the Company has offered Exchange Securities to the Holders in accordance with the Exchange Offer, the Trustee shall exchange, upon request of any Holder, such Holder’s Securities for Exchange Securities upon the terms set forth in the Exchange Offer.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04, 9.06 or 11.07 not involving any transfer.

Notwithstanding any other provision of this Indenture, the Trustee, Security Registrar or transfer agent for the Securities shall not be required to accept for registration of transfer of any Securities, except upon presentation of evidence satisfactory to the Company and the Trustee, Security Registrar or transfer agent that the transfer restrictions set forth herein have been complied with.

The Company shall not be required (i) to issue, register the transfer of or exchange Registered Securities during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (a), (b), (c) and (d) below shall apply only to Global Registered Securities:

(a)               Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b)               Subject to Clause (4) below, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(c)               Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Sections 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(d)               Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Registered Securities in their names (“Certificated Securities”). Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

(i)                 The Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when such Depositary is required to be so registered in order to act as depositary, and in each case, a successor Depositary is not appointed by the Company within 90 days of such notice,

(ii)              The Company notifies the Trustee that it wishes to terminate the Global Securities upon a change in tax law that would be adverse to the Company but for the termination of the Global Securities, or

(iii)            An Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary or the Security Registrar and the Company have received a request from the Trustee.

In connection with the exchange of an entire Global Security for Certificated Securities pursuant to this Clause (d), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of an Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations. Any Certificated Security issued under this Indenture shall not bear the legend set forth under Section 2.03.

(e)               Members of, or participants in, DTC or Euroclear and Clearstream, Luxembourg, as the case may be (“Agent Members”), shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee, the Paying Agent and the Security Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Security Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(2)               Certain Transfers and Exchanges.

(a)               The following provisions shall apply with respect to any proposed transfer of an interest in a Restricted Global Security: If (i) the owner of a beneficial interest in a Restricted Global Security wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (ii) such Non-U.S. Person wishes to hold its interest in the Security through a beneficial interest in a Regulation S Global Security, (x) upon receipt by the Depositary and Security Registrar of:

(i)                 instructions from the Holder of the Restricted Global Security directing the Depositary and Security Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Security equal to the principal amount of the beneficial interest in the Restricted Global Security to be transferred, and

(ii)              a Regulation S Certificate in the form of Annex A from the transferor,

and (y) subject to the rules and procedures of the Depositary, the Depositary and Security Registrar shall increase the Regulation S Global Security and decrease the Restricted Global Security by such amount in accordance with the foregoing.

(b)               If the owner of an interest in a Regulation S Global Security wishes to transfer such interest (or any portion thereof) to a “qualified institutional buyer” as defined by and pursuant to Rule 144A prior to the expiration of the Restricted Period therefor, (x) upon receipt by the Depositary and Security Registrar of:

(i)                 instructions from the Holder of the Regulation S Global Security directing the Depositary and Security Registrar to credit or cause to be credited a beneficial interest in the Restricted Global Security equal to the principal amount of the beneficial interest in the Regulation S Global Security to be transferred, and

(ii)              a Restricted Securities Certificate in the form of Annex B duly executed by the transferor,

and (y) in accordance with the rules and procedures of the Depositary, the Depositary and Security Registrar shall increase the Restricted Global Security and decrease the Regulation S Global Security by such amount in accordance with the foregoing.

(c)               Other Transfers. Any transfer of Restricted Securities or Regulation S Securities not described above (other than a transfer of a beneficial interest in a Global Security that does not involve an exchange of such interest for a Certificated Security or a beneficial interest in another Global Security, which must be effected in accordance with applicable law and the rules and procedures of the Depositary, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Security Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with paragraph (3) of this Section 3.05.

(3)               Securities Act Legends. Rule 144A Securities and their Successor Securities shall bear a Restricted Securities Legend, and Regulation S Securities and their Successor Securities shall bear a Regulation S Legend, subject to the following:

(a)               subject to the following Clauses of this Section 3.05(3), a Security or any portion thereof which is exchanged, upon registration of transfer or otherwise, for a Registered Global Security or any portion thereof shall bear the Securities Act legend borne by such Registered Global Security while represented thereby;

(b)               subject to the following Clauses of this Section 3.05(3), a new Registered Security which is issued in exchange for another Security or any portion thereof, upon registration of transfer or otherwise, shall bear the Securities Act legend borne by such other Security, provided that, if such new Registered Security is required to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Registered Security is so required to be issued in the form of a Regulation S Security, it shall bear a Regulation S Legend;

(c)               any SEC Registered Securities shall not bear a Securities Act legend;

(d)               after the applicable restricted period prescribed by Rule 144 under the Securities Act, a new Registered Security which does not bear a Securities Act legend may be issued in exchange for or in lieu of a Registered Security or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Registered Security in exchange for or in lieu of such other Registered Security as provided in this Article Three;

(e)               a new Registered Security which does not bear a Securities Act legend may be issued in exchange for or in lieu of a Registered Security or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

(f)                notwithstanding the foregoing provisions of this Section 3.05(3), a Successor Security of a Security that does not bear a particular form of Securities Act legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144 under the Securities Act, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article Three.

Section 3.06        Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount bearing a number not contemporaneously outstanding, appertaining to the surrendered Security.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07        Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid, in the case of definitive Registered Securities, to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and, at the option of the Company, may be paid by check mailed to the address of the Person as it appears in the Security Register or, in the case of Global Securities, by wire transfer of same-day funds to the Holder.

Any interest on any Registered Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)               The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities in the manner set forth in Section 1.06, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)               The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such predecessor Security.

Upon the occurrence and during the continuation of an Event of Default, (i) interest on the outstanding principal amount of the Securities shall accrue on the Securities at a rate equal to 0.5% per annum above the interest rate on the Securities at that time (the “Default Rate”) and (ii) to the fullest extent permitted by law, interest shall accrue on the amount of any interest, fee, Additional Amounts, or other amount payable under this Indenture, the Securities or the Guaranty that is not paid when due, from the date such amount was due until such amount shall be paid in full, excluding the date of such payment, at the Default Rate.

Section 3.08        Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Sections 3.04, 3.05 and 3.07) any interest on such Security, and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09        Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless otherwise directed by an Order.

Section 3.10        Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11        CUSIP or ISIN Numbers.

The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 3.12        Add On Notes.

The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, issue pursuant to this Indenture additional Securities other than the Original Securities or the Exchange Securities (“Add On Notes”), so long as, on the date of issuance of such Add On Notes: (i) no Default or Event of Default shall have occurred and then be continuing, or shall occur as a result of the issuance of such Add On Notes, (ii) such Add On Notes shall rank pari passu with the Original Securities and any Exchange Securities and shall have equivalent terms, conditions and benefits as the Original Securities and any Exchange Securities and be part of the same series as the Original Securities and any Exchange Securities, except for the price to the public and the issue date, (iii) any such Add On Notes shall be issued under a separate CUSIP or ISIN number unless such Add On Notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes, (iv) the Company and the Trustee shall have executed and delivered a further supplemental indenture to this Indenture providing for the issuance of such Add On Notes and reflecting such amendments to this Indenture as may be required to reflect the increase in the aggregate principal amount of the Securities resulting from the issuance of the Add On Notes, (v) Petrobras shall have executed and delivered and the Trustee shall have acknowledged an amended and restated Guaranty reflecting the increase in the aggregate principal amount of the Securities resulting from the issuance of the Add On Notes and (vi) the Trustee shall have received all such opinions and other documents as it shall have requested, including an Opinion of Counsel stating that such Add On Notes are authorized and permitted by this Indenture and all conditions precedent to the issuance of such Add On Notes have been complied with by the Company and Petrobras. All Add On Notes issued hereunder will, when issued, be considered Securities for all purposes hereunder and will be subject to and take the benefit of all of the terms, conditions and provisions of this Indenture. Any Add On Notes will be part of the same series as the Original Securities and the Holders will vote on all matters in relation to the Securities as a single series.

Add On Notes:

(1)               may have a different issue date from such other Outstanding Securities;

(2)               may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on such other Outstanding Securities;

(3)               may have terms specified pursuant to the Board Resolution or other document evidencing an Authorization or in a supplemental indenture for such Add On Notes making appropriate adjustments to the terms of this Indenture applicable to such Add On Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any Registration Rights Agreement applicable to such Add On Notes, which are not adverse in any material respect to the Holder of Outstanding Securities (other than such Add On Notes); and

(4)               may be entitled to step-up interest not applicable to such other Outstanding Securities and may not be entitled to such step-up interest applicable to such other Outstanding Securities.

Section 3.13        Payment Account.

The Trustee shall promptly notify the Company of the existing omnibus account (the “Payment Account”) for payment of the Company’s securities, including the relevant account numbers and other relevant identifying details and all payments required to be made by the Company under or with respect to the Securities shall be deposited by the Company in the Payment Account. The Company agrees that the Payment Account shall be maintained in the name of the Trustee and under its sole dominion and control (acting on behalf of the Holders of the Securities) and used to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Securities and other securities of the Company for which the Company has deposited funds into the Payment Account. No funds, deposited by the Company, and contained in the Payment Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Company or any other Person have an interest therein or amounts on deposit therein. All amounts, deposited by the Company, on deposit in the Payment Account on any Interest Payment Date after the Trustee has paid all amounts due and owing to the holders of the Securities as of such Interest Payment Date shall be retained in the Payment Account and used by the Trustee to pay any amounts due and owing to the Holders of the Securities on the next succeeding Interest Payment Date or to pay amounts due and owing on other securities of the Company, as the case may be.

Article Four

SATISFACTION AND DISCHARGE

Section 4.01        Satisfaction and Discharge of Indenture.

This Indenture shall upon Order of the Company cease to be of further effect (except as to any surviving rights of registration of transfer or exchange or conversion of Securities herein expressly provided for, and any right to receive Additional Amounts as provided in Section 10.10), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)               either

(a)               all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.08) have been delivered to the Trustee for cancellation; or

(b)               all such Securities

(i)                 have become due and payable, or

(ii)              will become due and payable at their Stated Maturity within one year, or

(iii)            are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)               the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)               the Company has delivered to the Trustee a Directors’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (l) of this Section, the obligations of the Trustee under Section 4.02 and the ninth paragraph of Section 10.08 shall survive.

Section 4.02        Application of Trust Money.

Subject to the provisions of the ninth paragraph of Section 10.08, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust (without liability to the Holders for interest or investment) and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with or received by the Trustee.

Article Five

REMEDIES

Section 5.01        Events of Default.

“Event of Default,” wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)               The Company shall fail to make any payment in respect of principal on any of the Securities whether on the Stated Maturity (as the same may be extended as permitted hereunder), upon redemption or prior to the Maturity or otherwise in accordance with the terms of the Securities and this Indenture, non-payment of which shall continue for a period of 7 days and the Trustee shall not have otherwise received such amounts from amounts on deposit, from Petrobras under the Guaranty or otherwise by the end of such 7 day period;

(2)               The Company shall fail to make any payment in respect of any interest or other amounts due on or with respect to the Securities (including Additional Amounts, if any) in accordance with the terms of the Securities and this Indenture, non-payment of which shall continue for a period of 30 days and the Trustee shall not have otherwise received such amounts from amounts on deposit, from Petrobras under the Guaranty or otherwise by the end of such 30 day period;

(3)               The Company, or Petrobras, shall fail to perform, or breach, any term, covenant, agreement or obligation in respect of the Securities issued under this Indenture or the Guaranty, and such failure (other than any failure to make any payment under the Guaranty, for which there is no cure) is either incapable of remedy or continues for a period of 60 days after there has been received by the Company or Petrobras from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4)               The maturity of any Indebtedness of the Company or Petrobras or a Material Subsidiary thereof in a total aggregate principal amount of U.S.$200,000,000 (or its equivalent in another currency) or more is accelerated in accordance with the terms of that Indebtedness, it being understood that prepayment or redemption by the Company or Petrobras or a Material Subsidiary thereof of any Indebtedness is not acceleration for this purpose;

(5)               The Company or Petrobras or any Material Subsidiary thereof stops payment of, or is generally unable to pay, its debts as and when they become due except (i) as is otherwise expressly provided under this Indenture or the Guaranty or (ii) in the case of a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, merger, spin off, conveyance or transfer, the terms of which shall have been duly approved by a resolution of a meeting of the Holders of the Outstanding Securities;

(6)               Proceedings are initiated against the Company or Petrobras or any Material Subsidiary thereof under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect or under any other law for the relief of, or relating to, debtors, and any such proceeding is not dismissed or stayed within 90 days after the entering of such proceeding, or an administrative or other receiver, manager, or administrator, or any such or other similar official is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied or put in force against, the whole or a substantial part of the undertakings or assets or revenues of the Company or Petrobras or any Material Subsidiary thereof and is not discharged or removed within 90 days;

(7)               The Company or Petrobras or any Material Subsidiary thereof voluntarily commences or consents to proceedings relating to it under any applicable liquidation, insolvency, reorganization, moratorium or any other similar law, or under any other law for the relief of, or relating to, debtors, or makes or enters into any composition, recuperação judicial or extrajudicial or other similar arrangement with its creditors, or appoints or applies for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to the Company or Petrobras or any Material Subsidiary thereof, or takes any judicial, administrative or other similar proceeding under any law for a readjustment or deferment of its Indebtedness or any part of it;

(8)               An effective resolution is passed for, or any authorized action is taken by any court of competent jurisdiction, directing the winding-up, dissolution or liquidation of the Company or Petrobras or any Material Subsidiary thereof (other than in any of the circumstances referred to as exceptions in paragraph (5) above);

(9)               Any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as any of the events referred to in any of paragraphs (5), (6), (7) or (8) of this Section 5.01;

(10)           The Securities, this Indenture, the Guaranty, or any part of such documents, shall cease to be in full force and effect or binding and enforceable against the Company or Petrobras, as applicable, or it becomes unlawful for the Company or Petrobras to perform any material obligation under any of the Securities, this Indenture or the Guaranty, to which it is a party, or the Company or Petrobras shall contest the enforceability of the Securities, this Indenture or the Guaranty, or deny that it has liability under any of the Securities, this Indenture or the Guaranty, to which it is a party; and

(11)           Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in the Company.

Section 5.02        Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.01(6), 5.01 (7), 5.01(8) or 5.01(9)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 5.01(6), 5.01(7), 5.01(8) or 5.01(9) occurs, the principal amount of all the Securities shall automatically and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)               the Company has paid or deposited with the Trustee a sum sufficient to pay:

(a)               all overdue interest on all Securities,

(b)               the principal of (and premium and Additional Amounts, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(c)               to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d)               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due to the Trustee under Section 6.07; and

(2)               all Events of Default with respect to the Securities, other than the non- payment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03        Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1)               default is made in the payment of any interest or payment of any additional interest or Additional Amounts on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)               default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof and such default continues for a period of 7 days, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable, including Additional Amounts, on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all amounts due the Trustee under Section 6.07.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04        Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding provided, however, that the Trustee may, on behalf of the Holders of Securities, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05        Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06        Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest and any Additional Amounts on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: To the payment of the balance, if any, to the Company.

Section 5.07        Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)               such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2)               the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)               such Holder or Holders have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)               the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)               no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08        Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Sections 3.04, 3.05 and 3.07) interest and any Additional Amounts on such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder.

Section 5.09        Restoration of Rights and Remedies.

If the Trustee or any Holder of any Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10        Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11        Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

Section 5.12        Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that

(1)               such direction shall not be in conflict with any rule of law or with this Indenture,

(2)               the Trustee may take any other action deemed necessary by the Trustee which is not inconsistent with such direction, and

(3)               the Trustee need not follow any such direction if doing so would in its reasonable discretion either involve it in personal liability or be unduly prejudicial to Holders of Securities not joining in such direction.

Section 5.13        Waiver of Past Defaults.

Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(1)              in the payment of the principal of or any premium, interest or Additional Amounts on any Security, or

(2)               in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected, or

(3)               in the conversion or exchange of any Security of such Company and the delivery of Securities upon conversion.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorney’s fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, in any suit instituted by the Trustee, in any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or in any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or any premium or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of any right to convert such Security pursuant to this Indenture.

Section 5.15        Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company hereby expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article Six

THE TRUSTEE

Section 6.01        Certain Duties and Responsibilities.

The duties, responsibilities, rights, benefits and protections of the Trustee shall be as specifically set forth in this Indenture and the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee, except as otherwise required by the Trust Indenture Act.

Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02        Notice of Defaults.

If a Responsible Officer of the Trustee has actual written notice of an Event of Default with respect to the Securities, the Trustee shall give the Holders of the Securities notice of such Event of Default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(3) with respect to the Securities, no such notice to such Holders shall be given until at least 60 days after the occurrence thereof.

Section 6.03        Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(1)               the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)               any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(3)               whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely and be fully protected for such reliance upon a Directors’ Certificate or an Opinion of Counsel;

(4)               the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)               the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)               the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (and the Company shall reimburse the Trustee for reasonable expenses in connection with such inquiry or investigation); provided that the Trustee shall not be entitled to such information which the Company is prevented from disclosing as a matter of law or contract;

(7)               the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)               the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be within the discretion, rights or powers conferred upon it by this Indenture;

(9)               the Trustee shall not be deemed to have notice of any default (as defined in Section 6.02) or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(10)             the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(11)             the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(12)             in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever including but not limited to loss of profit irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(13)             notwithstanding anything herein to the contrary neither the Trustee nor any of its the agents shall incur any liability for not performing any act or fulfilling any duty obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or its respective agent as applicable including but not limited to any act or provision of any present or future law or regulation or governmental authority any act of God or war civil unrest local or national disturbance or disaster any act of terrorism fire riot strikes or work stoppages for any reason embargos government action or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility;

(14)             the Trustee may act at the direction of the requisite Holders without incurring any liability; and

(15)             the Trustee shall not be liable for errors in judgment made in good faith unless it was negligent in ascertaining the pertinent facts.

Section 6.04        Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 6.05        May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06        Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07        Compensation and Reimbursement.

The Company agrees:

(1)              to pay to the Trustee from time to time such compensation as shall be agreed in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)               except as otherwise expressly provided herein, to reimburse the Trustee upon its written request for all reasonable fees, costs, indemnities, expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such fees, costs, indemnities, expenses, disbursements or advances may be attributable to its negligence or bad faith; and

(3)               to fully indemnify the Trustee and any predecessor Trustee and their agents for, and to hold it harmless against, any and all loss, liability, damages, claims or expense arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent that any such loss, liability or expense may be attributable to its negligence or bad faith.

The Trustee shall have a lien prior to the Holders of Securities to payment of amounts due it under this Section 6.07 from funds held by the Trustee hereunder. “Trustee” for purposes hereof includes any predecessor trustee, but the negligence or bad faith of any trustee shall not affect the rights of any other trustee hereunder.

If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Sections 5.01(6), 5.01(7), 5.01(8) or 5.01(9), the reasonable expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any other applicable Law.

The provisions of this Section shall survive the resignation or removal of the Trustee, the repayment of the Securities and the termination of this Indenture.

Section 6.08        Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.09        Corporate Trustee Required; Eligibility.

There shall at all times be one and only one Trustee hereunder with respect to the Securities which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S.$50,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In at any time the Trustee with respect to the Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10        Resignation and Removal; Appointment of Successor.

(1)               No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(2)               The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

(3)               The Trustee may be removed at any time with respect to the Securities by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. The Trustee so removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee if no successor Trustee has been appointed within 30 days of such removal.

(4)               If at any time:

(a)               the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(b)               the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(c)               the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove by Board Resolution the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(5)               If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities, the Company shall promptly appoint a successor Trustee with respect to the Securities and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

(6)               The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11        Acceptance of Appointment by Successor.

(1)               In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to each of the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(2)               Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) of this Section.

(3)               No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12        Merger, Conversion, Consolidation or Succession to Business.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13        Preferential Collection of Claims Against Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

Section 6.14        Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial conversion, exchange or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee and a copy of which shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within- mentioned Indenture.

The Bank of New York Mellon As Trustee

By:
As Authenticating Agent

By:
As Authorized Signatory

If all of the Securities may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in the Place of Payment designated by the Company with respect of such Securities.

Article Seven

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01        Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(1)               semi-annually, not later than 15 days after each Regular Record Date in each year, a list, in such form as the Trustee may reasonably require, as to the names and addresses of the Holders of Securities as of such Regular Record Date, and

(2)               at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, that, for so long as the Trustee shall be Security Registrar, no such list shall be required to be furnished.

Section 7.02        Preservation of Information; Communications to Holders.

(1)               The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(2)               The rights of the Holders of Securities to communicate with other Holders of Securities with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(3)               Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable solely by reason of any disclosure of information as to names and addresses of Holders of Securities made pursuant to the Trust Indenture Act.

Section 7.03        Reports by Trustee.

(1)               On or about each July 15 following the date hereof, the Trustee shall transmit to Holders of Securities such reports, if any, dated as of the preceding May 15, concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 3.13(a) of the Trust Indenture Act in the manner provided pursuant to Section 3.13(c) thereof. The Trustee shall also transmit to Holders of Securities such reports, if any, as may be required pursuant to Section 3.13(b) of the Trust Indenture Act at the times and in the manner provided pursuant thereto and to Section 3.13(c) thereof.

(2)               A copy of each such report shall, at the time of such transmission to Holders of Securities, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

Section 7.04        Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders of Securities, such information, documents and other reports, including financial information and statements and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. For purposes of this Section 7.04, as long as the financial statements or reports are publicly available and accessible electronically by the Trustee, the filing or electronic publication of such financial statements or reports shall comply with the Company’s obligation to deliver such statements and reports to the Trustee hereunder. The Company shall provide the Trustee with prompt written notification at such time that the Company becomes or ceases to be a reporting company. The Trustee shall have no obligation to determine if and when the Company’s financial statements or reports are publicly available and accessible electronically.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice (other than with respect to notice of an Event of Default pursuant to Section 10.05 hereof) of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Directors’ Certificates).

Article Eight

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01        Limitation on Consolidation, Merger, Sale or Conveyance.

The Company will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease, spin-off or transfer substantially all of its properties, assets or revenues to any Person (other than a direct or indirect Subsidiary of Petrobras) or permit any Person (other than a direct or indirect Subsidiary of the Company) to merge with or into it unless such consolidation, amalgamation, merger, lease, spin off or transfer of properties, assets or revenues does not violate any provision of Dutch financial regulatory laws, and:

(1)               either the Company is the continuing entity or the Person (the “Successor Company”) formed by the consolidation or into which the Company is merged or that acquired (through a transfer of assets, a spin-off or otherwise) or leased the property or assets of the Company will assume (jointly and severally with the Company unless the Company will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture, all of the Company’s obligations under this Indenture and the Securities;

(2)              the Successor Company (jointly and severally with the Company unless the Company will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each Holder against any tax, assessment or governmental charge thereafter imposed on the Holder solely as a consequence of the consolidation, merger, conveyance, spin-off, transfer or lease with respect to the payment of principal of, or interest on, the Securities;

(3)               immediately after giving effect to the transaction, no Event of Default, and no Default has occurred and is continuing;

(4)               the Company has delivered to the Trustee a Directors’ Certificate and an Opinion of Counsel, each stating that such transaction and the amendment and/or supplement to this Indenture relating to the transaction comply with the terms of this Indenture and that all conditions precedent provided for herein and relating to such transaction have been complied with; and

(5)               the Company has delivered notice of any such transaction to the Trustee.

Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default under this Indenture or the Securities shall have occurred and be continuing at the time of such proposed transaction or would result therefrom:

(1)               the Company may merge, amalgamate or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect Subsidiary of the Company or Petrobras in cases when the Company is the surviving entity in such transaction and such transaction would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, it being understood that if the Company is not the surviving entity, the Company shall be required to comply with the requirements set forth in the previous paragraph;

(2)               any direct or indirect Subsidiary of the Company may merge or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of assets to, any Person (other than the Company or any of its Subsidiaries or Affiliates) in cases when such transaction would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

(3)               any direct or indirect Subsidiary of the Company may merge or consolidate with or into, or convey, transfer, spin off, lease or otherwise dispose of assets to, any other direct or indirect Subsidiary of the Company or Petrobras; or

(4)               any direct or indirect Subsidiary of the Company may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of Petrobras, and would not result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of the Company or Petrobras.

Section 8.02        Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

Article Nine

SUPPLEMENTAL INDENTURES

Section 9.01        Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Company, when authorized by or pursuant to a Board Resolution, Petrobras and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)               to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, to evidence the full and unconditional guarantee by another Person, as provided in Section 8.01 hereof;

(2)               to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(3)               to add any additional Events of Default for the benefit of the Holders;

(4)               to add to or change any of the provisions of this Indenture to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders in any material respect;

(5)               to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; and

(6)               (i) to cure any ambiguity, defect or inconsistency, (ii) to make any change to conform the provisions contained herein, in any supplemental indenture or in the Securities, to the description of the notes contained in the Offering Memorandum, or (iii) to make any change that does not adversely affect the rights of the Holders in any material respect.

Section 9.02        Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, Petrobras and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)               change the Stated Maturity of the principal of or any installment of principal of or interest or premium on any Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 10.10 (except as contemplated by Section 8.01(1) and permitted by Section 9.01(1)), or the coin or currency in which, any Security or any premium or interest thereon is payable, or modify or affect in any manner adverse to the interests of the Holders the conversion or exchange rights of such Securities, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or of any such right of conversion or exchange, or

(2)               reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)               change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.03, or

(4)               modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this Clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.09.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03        Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, a Directors’ Certificate and an Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent herein and in the Securities to such execution have been satisfied. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04        Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except as otherwise expressed therein.

Section 9.05        Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06        Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Article Ten

COVENANTS

Section 10.01    Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts) on the Securities in accordance with the terms of the Securities and this Indenture.

Section 10.02    Maintenance of Corporate Existence.

The Company will (i) maintain in effect its corporate existence and all registrations necessary therefor except as otherwise permitted by Article Eight and (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this Section 10.02 shall not require the Company to maintain any such right, privilege, title to property, franchise, concession or the like, if the Company’s Board of Directors shall determine that the maintenance thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.03    Maintenance of Office or Agency.

So long as the Securities are Outstanding, the Company will maintain an office or agency in the United States where notices to and demands upon the Company in respect of this Indenture and the Securities may be served, and the Company will not change the designation of such office without prior notice to the Trustee and designation of a replacement office in the same general location. Initially, such office will be located at 10350 Richmond Ave., Suite 1400, Houston, TX 77042. If at any time the Company shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 10.04    Ranking.

The Company will ensure that the Securities will at all times constitute general senior, unsecured and unsubordinated obligations of the Company and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law).

Section 10.05    Statement by Managing Directors as to Default.

The Company (and each other obligor on the Securities) will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof (which, unless the Trustee is notified otherwise, shall be December 31), a Directors’ Certificate, stating whether or not to the best knowledge of the signers thereof there is an Event of Default in connection with the performance and observance of any of the terms, provisions and conditions of this Indenture or the Securities and, if there is such an Event of Default by the Company (or any such obligor), specifying all such Events of Default and the nature and status thereof of which they may have knowledge.

Section 10.06    Provision of Financial Statements and Reports.

In the event that the Company files any financial statements or reports with the Commission or publishes or otherwise makes such statements or reports publicly available in The Netherlands, the United States or elsewhere, the Company will furnish a copy of the statements or reports to the Trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available. For purposes of this Section 10.06, as long as the financial statements or reports are publicly available and accessible electronically by the Trustee, the filing or electronic publication of such financial statements or reports shall comply with the Company’s obligation to deliver such statements and reports to the Trustee hereunder. The Company shall provide the Trustee with prompt written notification at such time that the Company becomes or ceases to be a reporting company. The Trustee shall have no obligation to determine if and when the Company’s financial statements or reports are publicly available and accessible electronically.

The Company will provide, together with each of the financial statements delivered pursuant to this Section, a Directors’ Certificate stating (A) that a review of the Company’s activities has been made during the period covered by such financial statements with a view to determining whether the Company has kept, observed, performed and fulfilled its covenants and agreements under this Indenture and (B) that no Event of Default has occurred during such period or, if one or more have actually occurred, specifying all such events and what actions have been taken and will be taken with respect to such Event of Default.

Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Directors’ Certificates).

Section 10.07    Appointment to Fill a Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint in the manner provided in Section 6.10, a successor Trustee, so that there shall at all times be a Trustee with respect to the Securities.

Section 10.08    Payments and Paying Agents.

Payment of principal and interest and other amounts on the Securities will be made at the Corporate Trust Office of the Trustee in New York City, or such other paying agent office in the United States as the Company appoints, as herein provided.

The Company will, prior to 3:00 p.m., New York City time, on the Business Day preceding any payment date of the principal of or interest on the Securities or other amounts (including Additional Amounts), deposit to the Payment Account with the Trustee immediately available funds in U.S. Dollars sufficient to pay such principal, interest or other amounts (including Additional Amounts) so becoming due.

All payments will be subject in all cases to any applicable tax, fiscal or other laws and regulations in any jurisdictions, but without prejudice to the provisions of Section 10.10. For the purposes of the preceding sentence, the phrase “applicable tax, fiscal or other laws and regulations” will include any obligation on the Company to withhold or deduct from a payment pursuant to Section 1471(b) of the Internal Revenue Code of 1986, as amended, or otherwise imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).

Whenever the Company shall appoint a Paying Agent other than the Trustee or the Luxembourg Agent with respect to the Securities, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, and the Luxembourg Agent, as Luxembourg paying agent, hereby agrees, subject to the provisions of this Section:

(1)               that it will hold all sums received by it as such agent for the payment of the principal of or interest on any Securities (whether such sums have been paid to it by or on behalf of the Company or by any other obligor on the Securities) in trust for the benefit of the Holders or of the Trustee;

(2)               that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities (including Additional Amounts) and any other payments to be made by or on behalf of the Company under this Indenture or the Securities when the same shall be due and payable; and

(3)               that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Clause (2) above.

The Trustee shall arrange with all such Paying Agents for the payment, from funds furnished by the Company to the Trustee pursuant to this Indenture, of the principal of and interest and other amounts due on the Securities (including Additional Amounts).

If the Company shall act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due. The Company will promptly notify the Trustee of any failure to take action.

Anything in this Section 10.08 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for the Securities by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Subject to any applicable unclaimed property laws or regulations, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its Order, or (if then held by the Company) shall be discharged from such trust and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Anything in this Section 10.08, to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 4.02.

The Company agrees to indemnify the Holders against any failure on the part of any Paying Agent to pay, in accordance with the terms hereof, any sum due in respect of the Securities on the applicable payment date.

The Company initially appoints The Bank of New York Mellon as Paying Agent, Security Registrar and transfer agent hereunder and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg Paying Agent hereunder. The parties hereto agree that in accepting such appointment and acting as such under this Indenture, any Paying Agent and the Luxembourg Agent shall be entitled to the rights, benefits, protections, immunities and indemnities afforded to the Trustee under this Indenture.

For so long as the Securities are listed on the Official List of the Luxembourg Stock Exchange and trade on the Euro MTF Market of the Luxembourg Stock Exchange, the Company shall also maintain a Paying Agent in Luxembourg.

Any corporation or association into which any agent appointed by the Company under this Indenture may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which any such agent shall be a party, or any corporation or association succeeding to all or substantially all the corporate trust business of any such agent, shall be the successor of any such agent hereunder, provided such corporation or association shall be otherwise qualified and eligible under this Indenture, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understanding among the parties, each counterparty to the BRRD Party under this Indenture acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Party to such counterparty under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(a)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(b)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person (and the issue to or conferral on such counterparty of such shares, securities or obligations);

(c)	the cancellation of the BRRD Liability;

(d)	the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)	the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

Section 10.09    Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Sections 10.06, 10.11, 10.12, 10.13 or 10.14 for the benefit of the Holders or any term, provision or condition of this Indenture (except with respect to any provision hereof or of the Securities which by its terms cannot be amended or waived except by the consent of Holders of greater than a majority in principal amount of the Outstanding Securities), if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. The Company shall provide the Trustee with written notification upon the waiver of any covenant.

Section 10.10    Additional Amounts.

Except as provided below, the Company or Petrobras, as applicable, will make all payments of amounts due under the Securities and this Indenture and each other document entered into in connection with the Securities and this Indenture without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of the Company’s incorporation or any jurisdiction in which the Company appoints a Paying Agent under this Indenture, or any political subdivision of such jurisdictions (the “Taxing Jurisdictions”). If the Company or Petrobras, as applicable, is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, the Company or Petrobras, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the Holders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction (“Additional Amounts”). For the avoidance of doubt, the foregoing obligations shall extend to payments under the Guaranty.

The Company or Petrobras, as applicable, shall not, however, pay any Additional Amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following:

(1)               the Holder has a connection with the Taxing Jurisdiction other than merely holding the Securities or receiving principal or interest payments on the Securities (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management, present or deemed present within the Taxing Jurisdiction);

(2)               any tax imposed on, or measured by, net income;

(3)               the Holder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the Taxing Jurisdiction, if (i) such compliance is required by applicable Law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (ii) the Holder is able to comply with such requirements without undue hardship and (iii) at least 30 days prior to the first payment date with respect to which such requirements under the applicable Law, regulation, administrative practice or treaty will apply, the Company or Petrobras, as applicable, has notified all Holders or the Trustee that they will be required to comply with such requirements;

(4)               the Holder fails to present (where presentation is required) its Securities within 30 days after the Company has made available to the Holder a payment under the Securities and this Indenture, provided that the Company or Petrobras, as applicable, will pay Additional Amounts which a Holder would have been entitled to had the Securities owned by such Holder been presented on any day (including the last day) within such 30 day period;

(5)               any estate, inheritance, gift, value added, Financial Transactions Tax, use or sales taxes or any similar taxes, assessments or other governmental charges;

(6)               where the Holder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such Holder; or

(7)               any combination of items (1), (2), (3), (4), (5), and (6) above.

As provided in Section 10.08, all payments in respect of the Securities will be made subject to any withholding or deduction required pursuant to FATCA, and the Company will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

Subject to the foregoing provisions, whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security or the net proceeds received on the sale or exchange of any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

At least ten days prior to the first Interest Payment Date, and at least ten days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Directors’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with a Directors’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities shall be made to Holders of Securities without withholding for or on account of any tax, assessment or other governmental charge described in the Securities. If any such withholding shall be required, then such Directors’ Certificate shall specify the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section. The Company covenants to indemnify each of the Trustee and any Paying Agent for, and to hold each of them harmless against, any reasonable loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Directors’ Certificate furnished pursuant to this Section, except to the extent that any such loss, liability or expense is due to its own negligence or bad faith.

The Company shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that are imposed by a Taxing Jurisdiction from any payment under the Securities or under any other document or instrument referred to in this Indenture or in the Securities or from the execution, delivery, enforcement or registration of the Securities or any other document or instrument referred to in this Indenture or in the Securities. The Company shall indemnify and make whole the Holders of the Securities for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by the Company as provided in this paragraph paid by such Holder.

Section 10.11    Use of Proceeds.

The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, including to refinance upcoming maturities of its outstanding securities.

Section 10.12    Negative Pledge.

So long as any Security remains outstanding, the Company will not create or permit any Lien, other than a Permitted Lien, on any of its assets to secure (i) any of its Indebtedness or (ii) the Indebtedness of any other Person, unless the Company contemporaneously creates or permits such Lien to secure equally and ratably its obligations under the Securities as is duly approved by a resolution of the Holders in accordance with this Indenture. In addition, the Company will not allow any of its Material Subsidiaries, if any, to create or permit any Lien, other than a Permitted Lien, on any of its assets to secure (i) any of its Indebtedness; (ii) any of the Material Subsidiary’s Indebtedness or (iii) the Indebtedness of any other Person, unless it contemporaneously creates or permits the Lien to secure equally and ratably its obligations under the Securities and this Indenture or the Company provides such other security for the Securities and this Indenture as is duly approved by a resolution of the Holders in accordance with this Indenture.

Section 10.13    Currency Rate Indemnity.

(a)       The Company shall (to the extent lawful) indemnify the Trustee and the Holders of the Securities and keep them indemnified against:

(i)       in the case of nonpayment by the Company of any amount due to the Trustee, on behalf of the Holders of the Securities, under this Indenture any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Company; and

(ii)       any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under this Indenture or in respect of the Securities is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Company, and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.

The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

(b)       The Company agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify the relevant Holder and the Trustee against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.

(c)       The above indemnities shall constitute separate and independent obligations of the Company from its other obligations under this Indenture, shall give rise to separate and independent causes of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment, order or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Company for a liquidated sum or sums in respect of amounts due under this Indenture or the Securities or under any judgment or order pursuant to this Section 10.13.

Section 10.14    Listing of the Securities.

Following the issuance of the Securities, the Company shall use its commercially reasonable efforts to obtain and maintain such admission to listing and trading; provided that if the Company is unable to list the Securities on the Official List of the Luxembourg Stock Exchange and/or the Securities do not trade on the Euro MTF Market of the Luxembourg Stock Exchange, or if as a result of any applicable rule, requirement or legislation, the Company would be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which Petrobras would otherwise use to prepare its published financial information, the Company may delist the Securities in accordance with the rules of the Luxembourg Stock Exchange and it shall use its commercially reasonable efforts to list and maintain a listing of the Securities on a different section of the Luxembourg Stock Exchange or on such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Company may decide.

Article Eleven

REDEMPTION OF SECURITIES

Section 11.01    Applicability of Article.

The Securities shall be redeemable in accordance with their terms and in accordance with this Article. Holders shall not be entitled to require the Company to repurchase the Securities from Holders before the Stated Maturity.

Section 11.02    Election to Redeem; Notice to Trustee.

The election of the Company to redeem the Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of all or less than all the Securities (including any such redemption affecting only a single Security), the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be reasonably satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of the Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of the Securities, the Company shall furnish the Trustee with a Directors’ Certificate evidencing compliance with such restriction.

Section 11.03    Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected less than 61 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot or on a pro rata basis, or any method deemed fair and appropriate to the Trustee (subject to the then current rules and procedures of the applicable Depositary), provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination which shall not be less than the minimum authorized denomination for such Security. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amounts thereof to be redeemed.

The provisions of the preceding paragraph shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04    Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.06 to each Holder of Securities to be redeemed (with a copy to the Trustee) not less than 30 nor more than 60 days prior to the Redemption Date. Such notice may at the Company’s option be subject to the satisfaction of one or more conditions precedent, and such notice may be rescinded or the applicable Redemption Date delayed in the event that any or all such conditions shall not have been satisfied.

All notices of redemption shall state:

(1)               the Redemption Date,

(2)               the Redemption Price, plus accrued interest and Additional Amounts, if any,

(3)               if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

(4)               that on the Redemption Date the Redemption Price, plus accrued interest, if any, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)               the place or places where each such Security to be redeemed is to be surrendered for payment of the Redemption Price, plus accrued interest and Additional Amounts, if any,

(6)               the conditions precedent, if any, to which such notice is subject, and

(7)               the CUSIP or ISIN number or numbers, if any, with respect to such each Security to be redeemed.

A notice of redemption published as contemplated by Section 1.06 need not identify particular Global Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, and shall be irrevocable.

Section 11.05    Deposit of Redemption Price.

Prior to 3:00 p.m., New York City time, on the Business Day preceding any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.08) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest to the Redemption Date on, all the Securities which are to be redeemed on that date.

Section 11.06    Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities (or the applicable portion of any Securities) so to be redeemed shall, on the Redemption Date (subject to the satisfaction of any conditions precedent), become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities (or such portion of such Securities) shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided however, that unless otherwise specified as contemplated by Section 3.01, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.07    Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, only in the case of Registered Securities, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transference satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 11.08    Optional Redemption Due to Changes in Tax Treatment.

The Securities may be redeemed at the option of the Company, in whole but not in part, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if, as a result of any change in, execution of, or amendment to, any laws or regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which Petrobras or the Company is incorporated (or, in the case of a successor Person to the Company, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or such political subdivision or taxing authority (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date hereof (or in the case of a successor Person to the Company, the date on which such successor Person became such pursuant to Section 8.01 and 8.02), the Company would be required to pay Additional Amounts pursuant to Section 10.10. For purposes of this Section 11.08, the reincorporation of the Company shall be treated as the adoption of a successor entity, provided, however, that redemption under this Section 11.08 shall not be available if the reincorporation was performed in anticipation of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties of such new jurisdiction of incorporation that would result in an obligation to pay Additional Amounts.

Section 11.09    Optional Early Redemption.

The Securities are subject to redemption at the Company’s option before the Stated Maturity in whole or in part, at any time or from time to time, upon no less than 15 days’ but no more than 60 days’ notice, at a Redemption Price equal to, as calculated by the Company, the greater of (A) 100% of the principal amount of such Securities and (B) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case, accrued interest on the principal amount of such Securities to (but not including) the Redemption Date.

Article Twelve

SINKING FUNDS

Section 12.01    No Sinking Fund.

The Securities shall not be entitled to the benefit of any sinking fund.

Article Thirteen

MEETINGS OF HOLDERS OF SECURITIES

Section 13.01    Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders.

Section 13.02    Call, Notice and Place of Meetings.

(1)               The Trustee may at any time call a meeting of Holders for any purpose specified in Section 13.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2)               In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 13.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders in the amount specified above, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (1) of this Section.

Section 13.03    Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder on a record date established pursuant to Section 1.04(3) of one or more Outstanding Securities, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.04    Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum for a meeting of Holders of Securities. In the absence of a quorum within 15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide) of the time appointed for any such meeting, the meeting shall if convened upon the requisition of Holders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is not a business day the next succeeding business day) at the same time and place. If within 15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than ten days (but without any maximum number of days), and to such place as may be appointed by the chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.

Notice of the reconvening of any adjourned meeting shall be given as provided in Section 13.02(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of a reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities which shall constitute a quorum.

Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders, whether or not presented or represented at the meeting. However, for the avoidance of doubt, no actions taken at such meeting shall be binding on all Holders unless such actions were approved by the minimum percentage in principal amount of the Outstanding Securities as required elsewhere in this Indenture or under the Trust Indenture Act with respect to such actions.

Section 13.05    Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1)               Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Securities and the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(2)               The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 13.02(2), in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

(3)               At any meeting each Holder or proxy shall be entitled to one vote for each U.S.$1,000 principal amount of the Outstanding Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

(4)               Any meeting of Holders duly called pursuant to Section 13.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 13.06    Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.02 and, if applicable, Section 13.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Article Fourteen

DEFEASANCE AND COVENANT DEFEASANCE

Section 14.01    Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 14.02 or Section 14.03 applied to the Securities upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.

Section 14.02    Defeasance and Discharge.

Upon the Company’s exercise of its option to have this Section applied to the Securities, the Company shall be deemed to have been discharged from its obligations with respect to the Securities as provided in this Section on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Securities and to have satisfied all its other obligations under the Securities and this Indenture insofar as the Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of the Securities to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on the Securities when payments are due, (ii) the Company’s obligations with respect to the Securities under Sections 3.04, 3.05, 3.06 and 10.03, (iii) the rights, powers, trusts, duties, protections, indemnities and immunities of the Trustee hereunder and (iv) this Article Fourteen. Subject to compliance with this Article, the Company may exercise its option to have this Section 14.02 applied to the Securities notwithstanding the prior exercise of its option to have Section 14.03 applied to the Securities.

Section 14.03    Covenant Defeasance.

Upon the Company’s exercise of its option to have this Section applied to the Securities, (i) the Company shall be released from Sections 10.05, 10.06, 10.11 and 10.12, and (ii) any omission or failure to comply with any Section specified in the preceding clause (i) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 14.04    Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 14.02 or Section 14.03 to the Securities, as the case may be:

(1)               The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) money in an amount, or (ii) non-callable U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, without reinvestment, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without reinvestment and which shall be applied by the Trustee to pay and discharge, the principal of and any premium, interest and Additional Amounts on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (A) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (B) an obligation of a Person controlled or supervised by and acting as any agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (A) or (B), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2)               In the event of any election to have Section 14.02 apply to the Securities, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this instrument, there has been a change in the applicable U.S. Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)               In the event of an election to have Section 14.03 apply to the Securities, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit and Covenant Defeasance effected with respect to the Securities and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)               No event which is, or after notice or lapse of time both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.01(6), 5.01(7), 5.01(8) and 5.01(9), at any time on or prior to the day which is 90 days after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such day which is 90 days after the date of such deposit).

(5)               Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(6)               Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(7)               Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(8)               The Company shall have delivered to the Trustee a Directors’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 14.05    Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the ninth paragraph of Section 10.08, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 14.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.04, or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Order any money or U.S. Government Obligations held by it as provided in Section 14.04 with respect to any Securities which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 14.06    Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 14.02 or 14.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed on their respective behalves, all as of the day and year first above written.

PETROBRAS GLOBAL FINANCE B.V.

By:	/s/ Larry Carris Cardoso
Name: Larry Carris Cardoso
Title: Attorney in Fact

PETRÓLEO BRASILEIRO S.A. - PETROBRAS

By:	/s/ Bianca Nasser Patrocinio
Name: Bianca Nasser Patrocinio
Title: Executive Manager of Corporate Finance & Treasury

WITNESSES:

1.	/s/ Renan Feuchard Pinto

Name: Renan Feuchard Pinto

2.	/s/ Adriana Fernandes de Brito

Name: Adriana Fernandes de Brito

[Signature Page to 2030 Global Notes Indenture]

THE BANK OF NEW YORK MELLON, as
Trustee, Paying Agent, Security Registrar, and Transfer Agent

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

WITNESSES:

1.	/s/ Thomas Hacker

Name: Thomas Hacker

Title: Vice President

2.	/s/ Stacey B. Pointdexter

Name: Stacey B. Pointdexter

Title: Vice President

[Signature Page to 2030 Global Notes Indenture]

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 18th day of September, before me, a notary public within and for said county, personally appeared Wanda Camacho, to me personally known, who being duly sworn, did say that she is a Vice President of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

On this 18th day of September, before me personally came Thomas Hacker, Vice President and Stacey B. Pointdexter, Vice President, to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

/s/ Bret S. Derman
Notary Public COMMISSION EXPIRES

[Signature Page to 2030 Global Notes Indenture]

THE BANK OF NEW YORK MELLON SA/NV,
LUXEMBOURG BRANCH,
as Luxembourg Paying Agent

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

WITNESSES:

1.	/s/ Thomas Hacker

Name: Thomas Hacker

Title: Vice President

2.	/s/ Stacey B. Pointdexter

Name: Stacey B. Pointdexter

Title: Vice President

[Signature Page to 2030 Global Notes Indenture]

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 18th day of September, before me, a notary public within and for said county, personally appeared Wanda Camacho, to me personally known, who being duly sworn, did say that she is a Vice President of The Bank of New York Mellon SA/NV, Luxembourg Branch, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

On this 18th day of September, before me personally came Thomas Hacker, Vice President and Stacey B. Pointdexter, Vice President, to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

/s/ Bret S. Derman
Notary Public
COMMISSION EXPIRES

[Signature Page to 2030 Global Notes Indenture]

Exhibit A

FORM OF RESTRICTED GLOBAL NOTE

RESTRICTED GLOBAL NOTE

5.093% Global Note due 2030

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

THIS GLOBAL NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, AGREES THAT THIS GLOBAL NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO PETROBRAS GLOBAL FINANCE B.V., (2) SO LONG AS THIS GLOBAL NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS GLOBAL NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE AS SET FORTH IN CLAUSE (4) ABOVE, PETROBRAS GLOBAL FINANCE B.V. MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION.

THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 18, 2019, AMONG PETROBRAS GLOBAL FINANCE B.V., PETROLEO BRASILEIRO S.A. AND THE OTHER PARTIES REFERRED TO THEREIN.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS GLOBAL NOTE ONLY WITH THE CONSENT OF PETROBRAS GLOBAL FINANCE B.V.

2

PETROBRAS GLOBAL FINANCE B.V.

5.093% Global Notes due 2030

No. R-[●]
CUSIP No.: 71647N BF5
ISIN No.: US71647NBF50

Principal Amount: U.S.$ [●], as revised by

Schedule of Increases and Decreases in Global Note

attached hereto

Initial Issuance Date: September 18, 2019

This Note is one of a duly authorized issue of notes of PETROBRAS GLOBAL FINANCE B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Issuer”), designated as its 5.093% Global Notes due 2030 (the “Notes”), issued in an initial aggregate principal amount of (U.S.$ [●]), as revised by Schedule of Increases and Decreases in Global Note attached hereto, under the Indenture (the “Indenture”), dated as of September 18, 2019, by and among the Issuer, Petróleo Brasileiro S.A. – Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil (“Petrobras”), The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”), paying agent, Security Registrar and transfer agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg transfer agent. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co., or its registered assigns, as nominee of The Depository Trust Company (“DTC”), and as the Holder of record of this Note, the principal amount specified above in U.S. dollars on January 15, 2030 (or earlier as provided for in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below.

As provided for in the Indenture, the Issuer promises to pay interest on the outstanding principal amount hereof, from the Closing Date, semi-annually in arrears on January 15 and July 15 of each year, (each such date, an “Interest Payment Date”), commencing January 15, 2020 at a rate equal to 5.093% per annum, and will initially accrue from the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid. The Issuer agrees to pay Additional Interest, if any, on the principal amount of this Note as and to the extent set forth in the registration rights agreement, dated September 18, 2019 (the “Registration Rights Agreement”), between the Issuer and the other parties named therein.  In addition to the rights provided for herein, the Holder of this Note is entitled to the benefits of, and is bound by, the Registration Rights Agreement.  Any reference herein or in the Indenture to interest on this Note shall be deemed also to refer to any Additional Interest (as defined in the Registration Rights Agreement) which may be payable on this Note under the undertakings referred to therein.

3

Interest payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Business Day preceding such interest payment. Any accrued and unpaid interest on this Note shall cease to be payable to the Holder hereof upon the issuance of an Exchange Security (as defined in the Registration Rights Agreement) in exchange for this Note, but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the applicable Regular Record Date.

Payment of the principal of and interest on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Security Register of the Trustee. In the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest shall accrue on the Notes at the rate of 5.093% per annum until all required amounts due in respect of the Notes have been paid. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

This Note does not purport to summarize the Indenture, and reference is made to the Indenture for information with respect to the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders.

The Indenture, the Guaranty or the Notes may be amended or supplemented as provided by the Indenture.

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons. Notes shall be issued in the form of beneficial interests in one or more global securities in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee nor any agent thereof shall be affected by notice to the contrary.

4

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTIES.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

5

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PETROBRAS GLOBAL FINANCE B.V.

By:
Name:
Title:

WITNESSES:

1.
Name:

2.
Name:

[Signature Page –Global Note]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within mentioned Indenture.

Dated: September 18, 2019

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

[Signature Page –Global Note]

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or

other identifying number of assignee)

(Please print or type name and address,

including zip code, of assignee:)

the within Note and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the Note on the books of the Security Registrar with full power of substitution in the premises.

Date:	Your Signature:

(Sign exactly as your name

appears on the face of this Note)

Signature Guaranty:

(Participant in a recognized signature guaranty medallion program)

Date:_______________________________________________________

Certifying Signature:

Exhibit A-8

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is U.S.$[•]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

Exhibit A-9

Exhibit B

FORM OF REGULATION S GLOBAL NOTE

REGULATION S GLOBAL NOTE

5.093% Global Note due 2030

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

THIS GLOBAL NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, AGREES THAT NEITHER THIS GLOBAL NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE, PETROBRAS GLOBAL FINANCE B.V. MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS.

THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 18, 2019, AMONG PETROBRAS GLOBAL FINANCE B.V., PETROLEO BRASILEIRO S.A. AND THE OTHER PARTIES REFERRED TO THEREIN.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS GLOBAL NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (I) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (II) THE ORIGINAL ISSUE DATE OF THIS GLOBAL NOTE.

PETROBRAS GLOBAL FINANCE B.V.

5.093% Global Notes due 2030

No. S-[●]
CUSIP No.: N6945A AL1
ISIN No.: USN6945AAL19

Principal Amount: U.S.$ [●], as revised by

Schedule of Increases and Decreases in Global Note

attached hereto

Initial Issuance Date: September 18, 2019

This Note is one of a duly authorized issue of notes of PETROBRAS GLOBAL FINANCE B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Issuer”), designated as its 5.093% Global Notes due 2030 (the “Notes”), issued in an initial aggregate principal amount of (U.S.$ [●]), as revised by Schedule of Increases and Decreases in Global Note attached hereto, under the Indenture (the “Indenture”), dated as of September 18, 2019, by and among the Issuer, Petróleo Brasileiro S.A. – Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil (“Petrobras”), The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”), paying agent, Security Registrar and transfer agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg transfer agent. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co., or its registered assigns, as nominee of The Depository Trust Company (“DTC”), and as the Holder of record of this Note, the principal amount specified above in U.S. dollars on January 15, 2030 (or earlier as provided for in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below.

As provided for in the Indenture, the Issuer promises to pay interest on the outstanding principal amount hereof, from the Closing Date, semi-annually in arrears on January 15 and July 15 of each year, (each such date, an “Interest Payment Date”), commencing January 15, 2020 at a rate equal to 5.093% per annum, and will initially accrue from the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid. The Issuer agrees to pay Additional Interest, if any, on the principal amount of this Note as and to the extent set forth in the registration rights agreement, dated September 18, 2019 (the “Registration Rights Agreement”), between the Issuer and the other parties named therein.  In addition to the rights provided for herein, the Holder of this Note is entitled to the benefits of, and is bound by, the Registration Rights Agreement.  Any reference herein or in the Indenture to interest on this Note shall be deemed also to refer to any Additional Interest (as defined in the Registration Rights Agreement) which may be payable on this Note under the undertakings referred to therein.

2

Interest payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Business Day preceding such interest payment. Any accrued and unpaid interest on this Note shall cease to be payable to the Holder hereof upon the issuance of an Exchange Security (as defined in the Registration Rights Agreement) in exchange for this Note, but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the applicable Regular Record Date.

Payment of the principal of and interest on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Security Register of the Trustee. In the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest shall accrue on the Notes at the rate of 5.093% per annum until all required amounts due in respect of the Notes have been paid. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

This Note does not purport to summarize the Indenture, and reference is made to the Indenture for information with respect to the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders.

The Indenture, the Guaranty or the Notes may be amended or supplemented as provided by the Indenture.

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons. Notes shall be issued in the form of beneficial interests in one or more global securities in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee nor any agent thereof shall be affected by notice to the contrary.

3

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTIES.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

4

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PETROBRAS GLOBAL FINANCE B.V.

By:
Name:
Title:

WITNESSES:

1.
Name:

2.
Name:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within mentioned Indenture.

Dated: September 18, 2019

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

[Signature Page –Global Note]

ASSIGNMENT FORM

For value received

_____________________________________

hereby sells, assigns and transfers unto

______________________________________________________________

(Please insert social security or

other identifying number of assignee)

______________________________________________________________

(Please print or type name and address,

including zip code, of assignee:)

the within Note and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the Note on the books of the Security Registrar with full power of substitution in the premises.

Date:	Your Signature:

(Sign exactly as your name

appears on the face of this Note)

Signature Guaranty: __________________________________________________________

(Participant in a recognized signature guaranty medallion program)

Date:_______________________________________________________

Certifying Signature:

Exhibit B-7

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is U.S.$[•]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

Exhibit B-8

Exhibit C

Form of Guaranty

GUARANTY

Dated as of September 18, 2019

between

PETRÓLEO BRASILEIRO S.A.—PETROBRAS,

as Guarantor,

and

THE BANK OF NEW YORK MELLON, as

Trustee for the Noteholders

Referred to Herein

C-1

Table of Contents

Exhibit C-2

GUARANTY

GUARANTY (this “Guaranty”), dated as of September 18, 2019 between PETRÓLEO BRASILEIRO S.A.—PETROBRAS (the “Guarantor”), a sociedade de economia mista organized and existing under the laws of the Federative Republic of Brazil (“Brazil”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee under the Indenture (as defined below) (the “Trustee”).

WITNESSETH:

WHEREAS, Petrobras Global Finance B.V., a private company incorporated with limited liability under the laws of The Netherlands and a wholly-owned Subsidiary of the Guarantor (the “Issuer”) and the Guarantor have entered into an Indenture dated as of September 18, 2019 with the Trustee and THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH (the “Luxembourg Agent”), as it may be amended or supplemented from time to time with respect to the Notes, is hereinafter referred to as the “Indenture”;

WHEREAS, the Issuer has duly authorized the issuance of its notes in such principal amount or amounts as may from time to time be authorized in accordance with the Indenture and is, on the date hereof, issuing U.S.$[●] aggregate principal amount of its 5.093% Global Notes due 2030 under the Indenture (the “Notes”);

WHEREAS, the Guarantor is willing to enter into this Guaranty in order to provide the holders of the Notes (the “Noteholders”) with an irrevocable and unconditional guaranty that, if the Issuer shall fail to make any required payments of principal, interest or other amounts due in respect of the Notes and the Indenture, the Guarantor will pay any such amounts whether at stated maturity, or earlier or later by acceleration or otherwise;

WHEREAS, the Guarantor agrees that it will derive substantial direct and indirect benefits from the issuance of the Notes by the Issuer;

WHEREAS, it is a condition precedent to the issuance of the Notes that the Guarantor shall have executed this Guaranty;

WHEREAS, the Guarantor agrees that this Guaranty’s obligations shall also extend to the Exchange Securities (as defined in the Indenture) if and when issued;

WHEREAS, each of the parties hereto is entering into this Guaranty for the benefit of the other party and for the equal and ratable benefit of the Noteholders.

Exhibit C-3

NOW, THEREFORE, the Guarantor and the Trustee hereby agree as follows:

SECTION 1.       Definitions

(a) All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture. All such definitions shall be read in a manner consistent with the terms of this Guaranty.

(b) As used herein, the following capitalized terms shall have the following meanings:

“Affiliate,” with respect to any Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; it being understood that for purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to vote 25% or more of the equity or similar voting interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Authorized Representative” of the Guarantor or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity.

“Board of Directors”, when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them.

“Denomination Currency” has the meaning specified in Section 14(b).

“Guaranteed Obligations” has the meaning specified in Section 2.

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any Guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

“Judgment Currency” has the meaning specified in Section 14(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, property, condition (financial or otherwise) or, results of operation, of the Guarantor together with its consolidated Subsidiaries, taken as a whole, (b) the validity or enforceability of this Guaranty or any other Transaction Document or (c) the ability of the Guarantor to perform its obligations under this Guaranty or any other Transaction Document, or (d) the material rights or benefits available to the Noteholders or the Trustee, as representative of the Noteholders under the Indenture, this Guaranty or any of the other Transaction Documents.

Exhibit C-4

“Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than 15% of Petrobras’ total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of Petrobras prepared in accordance with IFRS (or if Petrobras does not prepare financial statements in IFRS, consolidated financial statements prepared in accordance with Brazilian generally accepted accounting principles).

“Officer’s Certificate” means a certificate of an Authorized Representative of the Guarantor.

“Opinion of Counsel” means a written opinion of counsel from any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Guarantor, whether or not such counsel is an employee of the Guarantor.

“Permitted Lien” means a:

(i) Lien granted in respect of Indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of the government of Brazil or of any state or region thereof;

(ii) Lien arising by operation of law, such as merchants’, maritime or other similar Liens arising in the Guarantor’s ordinary course of business or that of any Subsidiary or Lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(iii) Lien arising from the Guarantor’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with the Guarantor’s past practice;

(iv) Lien arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which such Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(v) Lien granted upon or with respect to any assets hereafter acquired by the Guarantor or any Subsidiary to secure the acquisition costs of such assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any Lien existing at the time of the acquisition of such assets as long as the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of such assets, as the case may be;

Exhibit C-5

(vi) Lien granted in connection with the Indebtedness of a Wholly-Owned Subsidiary owing to the Guarantor or another Wholly-Owned Subsidiary;

(vii) Lien existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Guarantor or any Subsidiary as long as such Lien is not created in anticipation of such acquisition;

(viii) Lien over any Qualifying Asset relating to a project financed by, and securing Indebtedness incurred in connection with, the Project Financing of such project by the Guarantor, any of the Guarantor’s Subsidiaries or any consortium or other venture in which the Guarantor or any Subsidiary has any ownership or other similar interest;

(ix) Lien existing as of the date of original issuance of the Notes;

(x) Lien resulting from the Transaction Documents;

(xi) Lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by the Guarantor, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any Rating Agency as a condition to such Rating Agency rating such securities investment grade or as is otherwise consistent with market conditions at such time;

(xii) Lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by a Lien referred to in paragraphs (i) through (xi) above (but not paragraph (iv)), provided that such Lien does not extend to any other property, the principal amount of the Indebtedness secured by such Lien is not increased, and in the case of paragraphs (i), (ii), (iii) and (vii), the obligees meet the requirements of such paragraphs and in the case of paragraph (viii), the Indebtedness is incurred in connection with a Project Financing by the Guarantor, any of the Guarantor’s Subsidiaries or any consortium or other venture in which the Guarantor or any Subsidiary have any ownership or other similar interests; and

(xiii) Lien in respect of Indebtedness the principal amount of which in the aggregate, together with all Liens not otherwise qualifying as the Guarantor’s Permitted Liens pursuant to clauses (i) through (xii) of this definition, does not exceed 20% of the Guarantor’s consolidated total assets (as determined in accordance with IFRS) at any date as at which the Guarantor’s balance sheet is prepared and published in accordance with applicable Law.

“Process Agent” has the meaning specified in Section 15(c).

“Project Financing” of any project means the incurrence of Indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such Indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more Qualifying Assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such Indebtedness.

Exhibit C-6

“Qualifying Asset” in relation to any Project Financing means:

(i)        any concession, authorization or other legal right granted by any governmental authority to the Guarantor or any of the Guarantor’s Subsidiaries, or any consortium or other venture in which the Guarantor or any Subsidiary has any ownership or other similar interest;

(ii)       any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

(iii)      any revenues or claims which arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the Project Financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

(iv)      any oil, gas, petrochemical or other hydrocarbon based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the Project Financing required, as a condition therefor, recourse as security in addition to that produced or processed by such project; and

(v)       shares or other ownership interest in, and any subordinated debt rights owing to the Guarantor by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.

“SEC” means the United States Securities and Exchange Commission.

“Successor Company” has the meaning specified in Section 7(e)(A).

“Termination Date” has the meaning specified in Section 6.

“Transaction Documents” means, collectively, the Indenture, the Notes and this Guaranty.

Exhibit C-7

(c) Construction. The parties agree that items (1) through (5) of Section 1.01 of the Indenture shall apply to this Guaranty, except as otherwise expressly provided or unless the context otherwise requires.

SECTION 2. Guaranty.

(a)       The Guarantor hereby unconditionally and irrevocably guarantees the full and punctual payment when due, as a guaranty of payment and not of collection, whether at the Stated Maturity, or earlier or later by acceleration or otherwise, of all obligations of the Issuer now or hereafter existing under the Indenture, the Notes and the Exchange Securities, whether for principal, interest, make-whole premium, Additional Amounts, fees, indemnities, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and the Guarantor agrees to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Trustee or any Noteholder in enforcing any rights under this Guaranty with respect to such Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Issuer to the Trustee or any Noteholder under the Indenture, the Notes and the Exchange Securities but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving the Issuer.

(b)       In the event that the Issuer does not make payments to the Trustee of all or any portion of the Guaranteed Obligations, upon receipt of notice of such non-payment from the Trustee, the Guarantor will make immediate payment to the Trustee of any such amount or portion of the Guaranteed Obligations owing or payable under the Indenture, the Notes and the Exchange Securities. Such notice shall specify the amount or amounts under the Indenture, the Notes or the Exchange Securities that were not paid on the date that such amounts were required to be paid under the terms of the Indenture, the Notes and the Exchange Securities.

(c)       The obligation of the Guarantor under this Guaranty shall be absolute and unconditional upon receipt by it of the notice contemplated herein absent manifest error. The Guarantor shall not be relieved of its obligations hereunder unless and until the Trustee shall have indefeasibly received all amounts required to be paid by the Guarantor hereunder (and any Event of Default under the Indenture has been cured, it being understood that the Guarantor’s obligations hereunder shall terminate following payment by the Issuer and/or the Guarantor of the entire principal, all accrued interest and all other amounts due and owing in respect of the Notes, the Exchange Securities and the Indenture. All amounts payable by the Guarantor hereunder shall be payable in U.S. dollars and in immediately available funds to the Trustee.

All payments actually received by the Trustee pursuant to this Section 2 after 12:00 p.m. (New York time) on any Business Day will be deemed, for purposes of this Guaranty, to have been received by the Trustee on the next succeeding Business Day.

Exhibit C-8

SECTION 3.        Guaranty Absolute

(a) The Guarantor’s obligations under this Guaranty are absolute and unconditional regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Noteholder under the Notes, the Exchange Securities or the Indenture. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of the Issuer, the Issuer’s Subsidiaries or the Guarantor’s Subsidiaries under or in respect of the Indenture, the Notes, the Exchange Securities or any other document or agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Issuer or whether the Issuer is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i)        any lack of validity or enforceability of any of the Transaction Documents;

(ii)       any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of any amount payable by it under the Indenture, the Notes or the Exchange Securities;

(iii)      any provision of applicable law or regulation purporting to prohibit the payment by the Guarantor of any amount payable by it under this Guaranty;

(iv)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other person or entity under or in respect of the Transaction Documents, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the obligations of the Issuer under the Indenture, the Notes or the Exchange Securities as a result of any rescheduling of the Issuer’s obligations under the Notes, the Exchange Securities, the Indenture or otherwise;

(v)       any taking, release or amendment or waiver of, or consent to departure from, any other guaranty or agreement similar in function to this Guaranty, for all or any of the obligations of the Issuer under the Indenture, the Notes and the Exchange Securities;

(vi)      any manner of sale or other disposition of any assets of any Noteholder;

(vii)     any change, restructuring or termination of the corporate structure or existence of the Issuer or the Guarantor or any Subsidiary thereof or any change in the name, purposes, business, capital stock (including ownership thereof) or constitutive documents of the Issuer or the Guarantor;

(viii)    any failure of the Trustee to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer or any of its Subsidiaries (the Guarantor hereby waiving any duty on the part of the Trustee or any Noteholders to disclose such information);

Exhibit C-9

(ix)      the failure of any other person or entity to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Indenture;

(x)       any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee or any Noteholder that might otherwise constitute a defense available to, or a discharge of, the Issuer or the Guarantor or any other party; or

(xi)       any claim of set-off or other right which the Guarantor may have at any time against the Issuer or the Trustee, whether in connection with this transaction or with any unrelated transaction.

(b)       This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Noteholder or any other person or entity upon the insolvency, bankruptcy or reorganization of the Issuer or the Guarantor or otherwise, all as though such payment had not been made.

SECTION 4.        Independent Obligation

The obligations of the Guarantor hereunder are independent of the Issuer’s obligations under the Notes, the Exchange Securities and the Indenture. The Trustee, on behalf of the Noteholders, may neglect or forbear to enforce payment under the Indenture, the Notes or the Exchange Securities, without in any way affecting or impairing the liability of the Guarantor hereunder. The Trustee shall not be obligated to exhaust recourse or remedies against the Issuer to recover payments required to be made under the Indenture nor take any other action against the Issuer before being entitled to payment from the Guarantor of all amounts contemplated in Section 2 hereof owed hereunder or proceed against or have resort to any balance of any deposit account or credit on the books of the Trustee in favor of the Issuer or in favor of the Guarantor. Without limiting the generality of the foregoing, the Trustee shall have the right to bring a suit directly against the Guarantor, either prior or subsequent to or concurrently with any lawsuit against, or without bringing suit against, the Issuer.

SECTION 5.        Waivers and Acknowledgments

(a)        The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Trustee, on behalf of the Noteholders, protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person.

Exhibit C-10

(b)        The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to the Guaranteed Obligations, whether the same are existing now or in the future.

(c)        The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Noteholder or the Trustee on behalf of the Noteholders that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Issuer or any other person or entity and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of the Guarantor hereunder.

(d)        The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Trustee or any Noteholder to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer now or hereafter known by the Trustee or any Noteholder, as applicable.

(e)       The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the waivers set forth in this Section 5 are knowingly made in contemplation of such benefits.

(f)       The recitals contained in this Guaranty shall be taken as the statements of the Issuer and the Guarantor, as applicable, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Guaranty, of any offering materials, the Indenture, the Notes or the Exchange Securities.

(g)       The Guarantor unconditionally and irrevocably waives, to the fullest extent permitted under Brazilian law, any benefit it may be entitled to under Articles 827, 834, 835, 838 and 839 of the Brazilian Civil Code, and under Article 794, caput, of the Brazilian Civil Procedure Code.

SECTION 6.        Claims Against the Issuer

The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Issuer or any other guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Guaranty or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, or to participate in any claim or remedy of the Trustee, on behalf of the Noteholders, against the Issuer or any other person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or any other person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the date on which all of the obligations of the Issuer under the Indenture, the Notes or the Exchange Securities have been discharged in full (the later of such dates being the “Termination Date”), such amount shall be paid over to and received and held by the Trustee in trust for the benefit of the Noteholders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Trustee in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Indenture. If (i) the Guarantor shall make payment to any Noteholder or the Trustee, on behalf of the Noteholders, of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, then the Trustee, on behalf of the Noteholders, will, at the Guarantor’s written request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

Exhibit C-11

SECTION 7.        Covenants

For so long as the Notes or the Exchange Securities remain outstanding or any amount remains unpaid on the Notes, the Exchange Securities or the Indenture, the Guarantor will, and will cause each of its Subsidiaries, as applicable, to comply with the terms and covenants set forth below (except as otherwise provided in a duly authorized amendment to this Guaranty as provided herein):

(a)        Performance of Obligations. The Guarantor shall pay all amounts owed by it and comply with all its other obligations under the terms of this Guaranty and the Indenture in accordance with the terms thereof.

(b)        Maintenance of Corporate Existence. The Guarantor will (i) maintain in effect its corporate existence and all registrations necessary therefor except as otherwise permitted by Section 7(e) and (ii) take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this Section 7(b) shall not require the Guarantor to maintain any such right, privilege, title to property or franchise if the failure to do so does not, and will not, have a Material Adverse Effect.

(c)        Maintenance of Office or Agency. So long as any of the Notes are outstanding, the Guarantor will maintain an office or agency in the United States where notices to and demands upon the Guarantor in respect of this Guaranty may be served, and the Guarantor will not change the appointment of the agent without prior written notice to the Trustee and designation of a replacement agent or office in the United States.

Exhibit C-12

(d)        Ranking. The Guarantor will ensure at all times that its obligations under this Guaranty will constitute the general, senior, unsecured and unsubordinated obligations of the Guarantor and will rank pari passu, with all other present and future senior unsecured and unsubordinated obligations of the Guarantor (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of the Guarantor under this Guaranty.

(e)        Limitation on Consolidation, Merger, Sale or Conveyance. (i) The Guarantor will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease, spin-off or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect Subsidiary of the Guarantor) or permit any person or entity (other than a direct or indirect Subsidiary of the Guarantor) to merge with or into it, unless:

(A)       either the Guarantor is the continuing entity or the person (the “Successor Company”) formed by such consolidation or into which the Guarantor is merged or that acquired or leased such property or assets of the Guarantor will assume (jointly and severally with the Guarantor unless the Guarantor shall have ceased to exist as a result of such merger, consolidation or amalgamation), by an amendment to this Guaranty (the form and substance of which shall be previously approved by the Trustee), all of the Guarantor’s obligations under this Guaranty;

(B)        the Successor Company (jointly and severally with the Guarantor unless the Guarantor shall have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each Noteholder against any tax, assessment or governmental charge thereafter imposed on such Noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Notes or the Exchange Securities pursuant to this Guaranty;

(C)        immediately after giving effect to such transaction, no Event of Default, and no Default has occurred and is continuing; and

(D)       the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger consolidation, sale, transfer or other conveyance or disposition and the amendment to this Guaranty comply with the terms of this Guaranty and that all conditions precedent provided for herein and relating to such transaction have been complied with.

(ii)        Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and the Guarantor has delivered written notice of any such transaction to the Trustee (which notice shall contain a description of such merger, consolidation or conveyance):

Exhibit C-13

(A)       the Guarantor may merge, amalgamate or consolidate with or into, or convey, transfer, lease, spin-off or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect Subsidiary of the Guarantor in cases when the Guarantor is the surviving entity in such transaction and such transaction would not have a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole, it being understood that if the Guarantor is not the surviving entity, the Guarantor shall be required to comply with the requirements set forth in the previous paragraph; or

(B)       any direct or indirect Subsidiary of the Guarantor may merge or consolidate with or into, or convey, transfer, lease, spin-off or otherwise dispose of assets to, any person (other than the Guarantor or any of its Subsidiaries or Affiliates) in cases when such transaction would not have a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole; or

(C)       any direct or indirect Subsidiary of the Guarantor may merge or consolidate with or into, or convey, transfer, lease, spin-off or otherwise dispose of assets to, any direct or indirect Subsidiary of the Guarantor; or

(D)       any direct or indirect Subsidiary of the Guarantor may liquidate or dissolve if the Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor, and would not result in a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of the Guarantor.

(f)        Negative Pledge. So long as any Notes remain outstanding, the Guarantor will not create or permit any Lien, other than a Permitted Lien, on any of the Guarantor’s assets to secure (i) any of the Guarantor’s Indebtedness or (ii) the Indebtedness of any other person, unless the Guarantor contemporaneously creates or permits such Lien to secure equally and ratably the Guarantor’s obligations under this Guaranty or the Guarantor provides such other security for the Notes or the Exchange Securities as is duly approved by the Trustee, at the direction of the Noteholders, in accordance with the Indenture. In addition, the Guarantor will not allow any of the Guarantor’s Material Subsidiaries to create or permit any Lien, other than a Permitted Lien, on any of the Guarantor’s assets to secure (i) any of the Guarantor’s Indebtedness, (ii) any of the Indebtedness of the Guarantor’s Material Subsidiaries or (iii) the Indebtedness of any other person, unless it contemporaneously creates or permits the Lien to secure equally and ratably the Guarantor’s obligations under this Guaranty or the Guarantor or such Material Subsidiary provides such other security for the Notes or the Exchange Securities as is duly approved by the Trustee, at the direction of the Noteholders, in accordance with the Indenture.

(g)        Provision of Financial Statements and Reports. (i) The Guarantor will provide to the Trustee, in English or accompanied by a certified English translation thereof, (A) within 90 calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated balance sheet and statement of income calculated in accordance with IFRS and (B) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income calculated in accordance with IFRS. For purposes of this Section 7(g), as long as the financial statements or reports are publicly available and accessible electronically by the Trustee, the filing or electronic publication of such financial statements or reports shall comply with the Guarantor’s obligation to deliver such statements and reports to the Trustee hereunder. The Guarantor shall provide the Trustee with prompt written notification at such time that the Guarantor ceases to be a reporting company. The Trustee shall have no obligation to determine if and when the Guarantor’s financial statements or reports are publicly available and accessible electronically.

Exhibit C-14

(ii)        The Guarantor will provide, together with each of the financial statements delivered pursuant to Sections 7(g)(i)(A) and (B), an Officer’s Certificate stating that a review of the activities of the Guarantor and the Issuer has been made during the period covered by such financial statements with a view to determining whether the Guarantor and the Issuer have kept, observed, performed and fulfilled their covenants and agreements under this Guaranty and that no Default or Event of Default has occurred during such period or, if one or more have actually occurred, specifying all such events and what actions have been taken and will be taken with respect to such Default or Event of Default.

(iii)       The Guarantor shall, whether or not it is required to file reports with the SEC, file with the SEC and deliver to the Trustee (for redelivery to all Noteholders) all reports and other information as it would be required to file with the SEC under the Exchange Act if it were subject to those regulations; provided, however, that if the SEC does not permit the filing described in the first sentence of this Section 7(g)(iii), the Guarantor will provide annual and interim reports and other information to the Trustee within the same time periods that would be applicable if the Guarantor were required and permitted to file these reports with the SEC.

(iv)       Delivery of the above reports to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants in the Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 8.        Amendments, Etc.

No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. For the avoidance of doubt, Article IX of the Indenture shall apply to an amendment to this Guaranty to determine whether the consent of Holders is required for an amendment and if so, the required percentage of Holders of the Notes or the Exchange Securities required to approve the amendment.

SECTION 9.        Indemnity

The Guarantor agrees to fully indemnify the Trustee and any predecessor Trustee and their agents for, and to hold it harmless against, any and all loss, liability, damages, claims or expense arising out of or in connection with the performance of its duties under this Guaranty, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent that any such loss, liability or expense may be attributable to its negligence or bad faith.

Exhibit C-15

SECTION 10.      Notices, Etc

(a) All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy) and mailed, telecopied or delivered by hand, if to the Guarantor, addressed to it at Avenida República do Chile 65, 10th Floor, 20031-912 Rio de Janeiro - RJ, Brazil, Telephone: +55 (21) 3224-1510/3224-9947, Telecopier: +55 (21) 3224-1401, Attention: Larry Carris Cardoso, Finance Department, Loans and Financing Administration General Manager, if to the Trustee, to The Bank of New York Mellon, at 240 Greenwich Street, Floor 7 East, New York, New York, 10286, USA, Telephone: +1 (212) 815-4259, Telecopier: +1 (212) 815-5603, Attention: Corporate Trust Department or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when telecopied, be effective when transmitted. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.

(b)       All payments made by the Guarantor to the Trustee hereunder shall be made to the Payment Account (as defined in the Indenture).

SECTION 11.      Survival

Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty or any of the other Transaction Documents, the agreements and obligations of the Guarantor contained in Section 2 (with respect to the payment of all other amounts owed under the Indenture), Section 9 and Section 14 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty, the termination of this Guaranty and/or the resignation or removal of the Trustee.

SECTION 12.      No Waiver; Remedies.

No failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 13.      Continuing Agreement; Assignment of Rights Under the Indenture and the Notes.

This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the repayment in full by the Issuer of all amounts due and owing under the Indenture with respect to the Notes and the Exchange Securities and (ii) the repayment in full of all Guaranteed Obligations and all other amounts payable under this Guaranty, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Trustee, on behalf of Noteholders, and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Noteholder may assign or otherwise transfer its rights and obligations under the Indenture (including, without limitation, the Note or Exchange Security held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Noteholder herein or otherwise, in each case as and to the extent provided in the Indenture. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Noteholders.

Exhibit C-16

SECTION 14.      Currency Rate Indemnity.

(a) The Guarantor shall (to the extent lawful) indemnify the Trustee and the Noteholders and keep them indemnified against:

(i)       in the case of nonpayment by the Guarantor of any amount due to the Trustee, on behalf of the Noteholders, under this Guaranty any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Guarantor; and

(ii)       any deficiency arising or resulting from any variation in rates of exchange between (a) the date as of which the local currency equivalent of the amounts due or contingently due under this Guaranty or in respect of the Notes or the Exchange Securities is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Guarantor, and (b) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

(b)       The Guarantor agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify the relevant Holder and the Trustee against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.

(c)       The above indemnities shall constitute separate and independent obligations of the Guarantor from its obligations hereunder, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Guarantor for a liquidated sum or sums in respect of amounts due under this Guaranty, or under the Indenture, the Notes, the Exchange Securities or under any judgment or order.

Exhibit C-17

SECTION 15.      Governing Law; Jurisdiction; Waiver of Immunity, Etc.

(a)       This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)       The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the Borough of Manhattan, City of New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Transaction Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Transaction Document shall affect any right that any party may otherwise have to bring any action or proceeding against the Issuer or the Guarantor, as the case may be, relating to this Guaranty or any other Transaction Document in the courts of any jurisdiction.

(c)       The Guarantor hereby irrevocably appoints and empowers Petrobras America Inc. with offices at 10350 Richmond Ave., Suite 1400, Houston, TX 77042, as its authorized agent (the “Process Agent”) to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceedings in any New York State court or United States federal court sitting in the State of New York in the Borough of Manhattan and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Guarantor will take any and all action necessary to continue such designation in full force and effect and to advise the Trustee of any change of address of such Process Agent and; should such Process Agent become unavailable for this purpose for any reason, the Guarantor will promptly and irrevocably designate a new Process Agent in the United States, which will agree to act as such, with the powers and for the purposes specified in this subsection (c). The Guarantor irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 10 or to any other address of which it shall have given notice pursuant to Section 10 or to its Process Agent. Service upon the Guarantor or the Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of the Process Agent to give any notice of such service to the Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Exhibit C-18

(d)       The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Transaction Documents to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(e)       THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OF THE TRANSACTION DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY NOTEHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

(f)       This Guaranty and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Guarantor. The Guarantor irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself, the Issuer or any of their property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty, any of the Transaction Documents or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdictions, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (f) shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

SECTION 16.      Execution in Counterparts

This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

SECTION 17.      Entire Agreement

This Guaranty, together with the Indenture, the Notes and the Exchange Securities, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

SECTION 18.      The Trustee

In the performance of its obligations hereunder, the Trustee shall be entitled to all the rights, benefits, protections, indemnities and immunities afforded to it under the Indenture.

[Signature page follows]

Exhibit C-19

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PETROBRAS GLOBAL FINANCE B.V.

By:
Name:
Title:

PETRÓLEO BRASILEIRO S.A. - PETROBRAS

By:
Name:
Title:

WITNESSES

Name:

Name:

Exhibit C-20

ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON, as Trustee and not

in its individual capacity

By:
Name:
Title:

WITNESSES:
1.
Name:
Title:

2.
Name:
Title:

Exhibit C-21

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this            day of                  2019, before me, a notary public within and for said county, personally appeared                         , to me personally known, who being duly sworn, did say that      is a                         of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

On this 18th day of September 2019, before me personally came                                                  and                                                  , to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

Notary Public
COMMISSION EXPIRES

Exhibit C-23

ANNEX A – Form of
Regulation S Certificate

REGULATION S CERTIFICATE

(For transfers pursuant to Section 3.05(2)(a) of this Indenture)

THE BANK OF NEW YORK MELLON

240 Greenwich Street, Floor 7 East

New York, New York 10286

Attn: Global Trust Services - Americas

Re: 5.093% Global Notes due 2030 of Petrobras Global Finance B.V. (the “Securities”)

Reference is made to the Indenture, dated as of September 18, 2019 (the “Indenture”), among Petrobras Global Finance B.V. (the “Company”), The Bank of New York Mellon, as Trustee, and the other parties thereto. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined. This certificate relates to [U.S.$ ____________] principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

[CUSIP No(s). ___________________________________________]

[COMMON CODE No(s). _____________________________________]

ISIN No(s). __________________________________________

CERTIFICATE No(s). ______________________________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified as follows:

(1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904 of Regulation S:

(A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

Annex A-1

(B) the offer of the Specified Securities was not made to a person in the United States or for the account or benefit of a U.S. Person;

(C) either

(i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

(F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act

(2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

(A) the transfer is occurring after [insert date one year from date of issuance] and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B) the transfer is occurring after [insert date one year from date of issuance] and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Dated: ______________________________

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

Annex A-2

By:
Name:
Title:

(if the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

Annex A-3

ANNEX B – Form of Restricted
Securities Certificate

RESTRICTED SECURITIES CERTIFICATE

(For transfers pursuant to Section 3.05(2)(b) of this Indenture)

THE BANK OF NEW YORK MELLON
240 Greenwich Street, Floor 7 East
New York, New York 10286
Attn: Global Trust Services – Americas

Re:     5.093% Global Notes due 2030 of Petrobras Global Finance B.V. (the “Securities”)

Reference is made to the Indenture, dated as of September 18, 2019 (the “Indenture”), among Petrobras Global Finance B.V. (the “Company”), The Bank of New York Mellon, as Trustee, and the other parties thereto. Terms used herein and defined in the Indenture or in Relation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to [U.S.$_________] principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

[CUSIP No(s). _____________________________________]

[COMMON CODE No(s). ________________________________]

ISIN No(s). ________________________________________

CERTIFICATE No(s). _________________________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule l44A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified that:

(1)               Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

Annex B-1

(A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule l44A in connection with the transfer.

(2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

(A) the transfer is occurring after [insert date one year after initial date of issuance] and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144

(B) the transfer is occurring after [insert date one year after initial date of issuance] and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Dated: _________________________

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

Annex B-2

ANNEX C – Form of Unrestricted
Securities Certificate

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act legends pursuant to Section 3.05(3)(d))

THE BANK OF NEW YORK MELLON
240 Greenwich Street, Floor 7 East
New York, New York 10286
Attn: Global Trust Services – Americas

Re: 5.093% Global Notes due 2030 of Petrobras Global Finance B.V. (the “Securities”) Reference is made to the Indenture, dated as of September 18, 2019 (the “Indenture”), among Petrobras Global Finance B.V. (the “Company”), The Bank of New York Mellon, as Trustee, and the other parties thereto. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to [U.S.$___________] principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

[CUSIP No(s). _____________________________________]

[COMMON CODE No(s). ________________________________]

ISIN No(s). ________________________________________

CERTIFICATE No(s). _________________________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act legend pursuant to Section 3.05(3)(d) of the Indenture. In connection with such exchange, the Owner hereby certifies or has certified that the exchange is occurring after [insert applicable date] and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges or has acknowledged that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein we made for your benefit and the benefit of the Company and the Purchasers.

Dated: _________________

Annex C-1

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

Annex C-2